Exhibit 10.1

BRITANNIA GATEWAY BUSINESS PARK

LEASE

This Lease (the "Lease"), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the "Summary"), below, is made by and between BRITANNIA GATEWAY II LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and AUDENTES THERAPEUTICS, INC., a Delaware corporation ("Tenant").

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION
1.Date:	July 7, 2017
2.Premises (Article 1).
2.1Building:	The building located at 201 Gateway Boulevard (the "Building") in South San Francisco, California 94063.
2.2Premises:	26,553 rentable square feet of space on the second (2nd) floor of the Building, as further set forth in Exhibit A to the Lease.
3.Lease Term (Article 2).
3.1Length of Term:	Eight (8) years.
3.2Lease Commencement Date:	February 1, 2018
3.3Lease Expiration Date:	January 31, 2026.

[Audentes Therapeutics, Inc.]

4.Base Rent (Article 3):
Lease Year	Annual Base Rent	Monthly Installment of Base Rent	Approximate Monthly Base Rent per Rentable Square Foot
1*	$1,529,452.80*	$127,454.40*	$4.80
2	$1,582,983.65	$131,915.30	$4.97
3	$1,638,388.08	$136,532.34	$5.14
4	$1,695,731.66	$141,310.97	$5.32
5	$1,755,082.27	$146,256.86	$5.51
6	$1,816,510.15	$151,375.85	$5.70
7	$1,880,088.00	$156,674.00	$5.90
8	$1,945,891.08	$162,157.59	$6.11

*Note:  Tenant shall have no obligation to pay any Base Rent for the Premises attributable to the first three (3) full calendar months of the Lease Term (the "Base Rent Abatement Period"); provided, however, Tenant shall be required to pay Tenant's Share of Direct Expenses attributable to such period, as well as for all utilities and other services.

5.Tenant Improvement Allowance (Exhibit B):

An amount equal to $20.00 per rentable square foot of the Premises (i.e., $531,060.00 based upon 26,553 rentable square feet in the Premises).  Tenant may elect to use an additional amount equal to $35.00 per rentable square foot of the Premises (i.e., up to $929,355.00 based upon 26,553 rentable square feet in the Premises) (the “Additional TI Allowance”) in accordance with the terms of Section 2.5 of the Tenant Work Letter attached hereto as Exhibit B.

6.Tenant's Share (Article 4):		58.00%.
7.Permitted Use (Article 5):

The Premises shall be used only for general office, research and development, engineering, laboratory, vivarium, storage and/or warehouse uses, including, but not limited to, administrative offices and any other lawful uses reasonably related to or incidental to such specified uses, all (i) consistent with first class life sciences projects in South San Francisco, California ("First Class Life Sciences Projects"), and (ii) in compliance with, and subject to, applicable laws and the terms of this Lease.

8.Letter of Credit (Article 21):		$324,315.18.

[Britannia Gateway Business Park] [Audentes Therapeutics, Inc.

9.Parking (Article 28):	2.8 unreserved parking spaces for every 1,000 rentable square feet of the Premises, subject to the terms of Article 28 of the Lease.
10.Address of Tenant (Section 29.18):	Audentes Therapeutics, Inc. 600 California Street, 17th Floor San Francisco, CA 94108 Attention: David Nagler Tel – Email – and

Audentes Therapeutics, Inc.

600 California Street, 17th Floor

San Francisco, CA 94108

Attention: Katrina Doughtery

Tel –

Email –

With a copy to:

Jeffrey D. Diener

c/o Paul Hastings LLP

101 California Street, 48th Fl.

San Francisco, CA 94111

11.Address of Landlord (Section 29.18):	See Section 29.18 of the Lease.
12.Brokers (Section 29.24):	Faller Real Estate and CBRE, Inc.

[Britannia Gateway Business Park] [Audentes Therapeutics, Inc.

1.PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1Premises, Building, Project and Common Areas.

1.1.1The Premises.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the "Premises").  The outline of the Premises is set forth in Exhibit A attached hereto.  The outline of the "Building" and the "Project," as those terms are defined in Section 1.1.2 below, are further depicted on the Site Plan attached hereto as Exhibit A-1.  The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance.  The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas," as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the "Project," as that term is defined in Section 1.1.2, below.  Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B (the "Tenant Work Letter"), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises.  Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant's business, except as specifically set forth in this Lease and the Tenant Work Letter.  Tenant hereby acknowledges that Tenant has been in possession of a portion of the Premises consisting of approximately 8,983 rentable square feet of space (the “Sublease Premises”) in accordance with that certain Sublease dated as of April 21, 2016 (the “Sublease”) by and between Tenant and Solazyme, Inc. (“Sublessor”) prior to the Lease Commencement Date and accordingly Landlord shall have no obligation to deliver, and Tenant shall continue to occupy, such portion of the Premises to Tenant.  The taking of possession of the remainder of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair.  Except when and where Tenant's right of access is specifically excluded in this Lease, Tenant shall have the right of access to the Premises, the Building, and the Project parking facility twenty-four (24) hours per day, seven (7) days per week during the "Lease Term," as that term is defined in Section 2.1, below.

1.1.2The Building and The Project.  The Premises constitutes a portion of the building set forth in Section 2.1 of the Summary (the "Building").  The Building is part of an office/laboratory project currently known as "Britannia Gateway Business Park."  The term "Project," as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building and the Common Areas are located, and (iii) the other office/laboratory buildings located at Britannia Gateway Business Park, and the land upon which such adjacent office/laboratory buildings are located, and (iv) at Landlord's discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the Project (provided that any such additions do not increase Tenant's obligations under this Lease).

1.1.3Common Areas.  Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project such as entrances, lobbies, fire vestibules, restrooms, mechanical areas, ground floor corridors, elevators and elevator foyers, electrical and janitorial closets, telephone and equipment rooms, loading and unloading areas, the Project’s plaza areas, if any, ramps, drives, stairs and similar access ways and service ways and other common areas and facilities in and adjacent to the Building and the Project (such areas, together with such other portions of the Project designated by Landlord, in its reasonable discretion, are collectively referred to herein as the "Common Areas").  The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord (provided that Landlord shall maintain the Common Areas in a manner consistent with landlords of First Class Life Sciences Projects) and the use thereof shall be subject to such reasonable rules, regulations and restrictions as Landlord may make from time to time, not to be discriminatorily applied vis-à-vis Tenant.  Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas, provided that in connection therewith Landlord will use commercially reasonable efforts to minimize any interference with Tenant's use of and access to the Premises and parking areas.

[Audentes Therapeutics, Inc.]

1.2Rentable Square Feet of Premises.  The rentable square footage of the Premises is hereby deemed to be as set forth in Section 2.2 of the Summary, and shall not be subject to measurement or adjustment during the Lease Term.

2.LEASE TERM; OPTION TERM

2.1Lease Term.  The terms and provisions of this Lease shall be effective as of the date of this Lease.  The term of this Lease (the "Lease Term") shall be as set forth in Section 3.1 of the Summary (as such date may be extended by Tenant in accordance with the terms of Section 2.2 below), shall commence on the date set forth in Section 3.2 of the Summary (the "Lease Commencement Date"), and shall terminate on the date set forth in Section 3.3 of the Summary (the "Lease Expiration Date") unless this Lease is sooner terminated as hereinafter provided.  For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term.  At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute (if it agrees with the information set forth therein) and return to Landlord within five (5) days of receipt thereof.  Notwithstanding the foregoing, if Landlord has not delivered possession of the Premises, (1) on or before July 1, 2018, then, as Tenant’s sole remedy for such delay, the date Tenant is otherwise obligated to commence payment of rent shall be delayed by one day for each day that the delivery date is delayed beyond such date, or (2) September 1, 2018, then, Tenant shall also have the right to terminate this Lease by written notice thereof to Landlord, whereupon any monies previously paid by Tenant to Landlord shall be reimbursed to Tenant.  The foregoing dates shall be extended to the extent of any delays in delivery of possession caused by Tenant Delay, as provided in Section 1(j) of the Tenant Work Letter, war, terrorism, acts of God, natural disaster, civil unrest, governmental strike or area-wide of industry-wide labor disputes, inability to obtain services, labor, or materials or reasonable substitutes therefor, or delays due to utility companies that are not the result of any action or inaction of Landlord.

2.2Option Term.

2.2.1Option Right.  Landlord hereby grants the Tenant originally named in this Lease (the “Original Tenant”), and any assignee of Original Tenant's entire interest in the Lease that has been approved in accordance with the terms of Article 14, below (a “Permitted Assignee”), one (1) option to extend the Lease Term for a period of eight (8) years (the “Option Term”).  Such option to extend shall be exercisable only by written notice delivered by Tenant to Landlord not more than twelve (12) months nor less than nine (9) months prior to the expiration of the initial Lease Term, stating that Tenant is thereby irrevocably exercising its option to lease the Premises during the Option Term.  Upon the proper exercise of the option to extend, and provided that, at Landlord’s option, as of the date of delivery of such notice, Tenant is not in default under this Lease (beyond all applicable notice and cure periods) and has not previously been in economic or material non-economic default under this Lease (beyond the applicable notice and cure periods) more than twice during the prior twenty-four (24) month period, and as of the end of the initial Lease Term, Tenant is not in default under this Lease (beyond the applicable notice and cure periods), the Lease Term shall be extended for a period of eight (8) years.  The rights contained in this Section 2.2 shall be personal to Original Tenant and any Permitted Assignee (and not any other assignee, sublessee or “Transferee,” as that term is defined in Section 14.1, below, of Tenant’s interest in this Lease).  In the event that Tenant fails to timely and appropriately exercise its initial option to extend the Lease Term in accordance with the terms of this Section 2.2, then such option shall automatically terminate and shall be of no further force or effect.

2.2.2Option Rent.  The annual Base Rent payable by Tenant during the Option Term (the "Option Rent") shall be equal to the "Fair Rental Value," as that term is defined below, for the Premises as of the commencement date of the Option Term.  During the Option Term, the Option Rent shall increase by three (3%) annually, starting with the first (1st) anniversary of the commencement date of the Option Term.  The "Fair Rental Value," as used in this Lease, shall be equal to the annual rent per rentable square foot (including additional rent and considering any "base year" or "expense stop" applicable thereto), including all escalations, at which tenants (pursuant to leases consummated within the twelve (12) month period preceding the first day of the Option Term), are leasing non-sublease, non-encumbered, non-equity space which is not significantly greater or smaller in size than the subject space, for a comparable lease term, in an arm's length transaction, which comparable space is located in the Building or in "Comparable Buildings," as that term is defined in this Section 2.2.2, below (transactions satisfying the foregoing criteria shall be known as the "Comparable Transactions"), taking into consideration the following concessions (the "Concessions"):  (a) rental abatement concessions, if any, being granted such tenants in connection with such

[Britannia Gateway Business Park] [Audentes Therapeutics, Inc.

comparable space; (b) tenant improvements or allowances provided or to be provided for such comparable space, and taking into account the value, if any, of the existing improvements in the subject space, such value to be based upon the age, condition, design, quality of finishes and layout of the improvements; and (c) other reasonable monetary concessions being granted such tenants in connection with such comparable space; provided, however, that in calculating the Fair Rental Value, no consideration shall be given to (i) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant's exercise of its right to extend the Lease Term, or the fact that landlords are or are not paying real estate brokerage commissions in connection with such comparable space, and (ii) any construction period, if any, granted to tenants in Comparable Transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces.  The Fair Rental Value shall additionally include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant's Rent obligations in connection with Tenant's lease of the Premises during the Option Term.  Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions from tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants).  The Fair Rental Value shall not reflect the value of any improvements in the Premises made by Tenant following the Effective Date.  The Concessions (A) shall be reflected in the effective rental rate (which effective rental rate shall take into consideration the total dollar value of such Concessions as amortized on a straight-line basis over the applicable term of the Comparable Transaction (in which case such Concessions evidenced in the effective rental rate shall not be granted to Tenant)) payable by Tenant, or (B) at Landlord’s election, all such Concessions shall be granted to Tenant in kind.  The term “Comparable Buildings” shall mean the Building and those other buildings which are comparable to the Building in terms of age (based upon the date of completion of construction or major renovation of the building), quality of construction, level of services and amenities, size and appearance, and located in First Class Life Sciences Project in South San Francisco, California and the surrounding commercial area.

2.2.3Determination of Option Rent.  In the event Tenant timely and appropriately exercises its option to extend the Lease Term, Landlord shall notify Tenant of Landlord's determination of the Option Rent on or before the date that is thirty (30) days following Landlord's receipt of the Option Exercise Notice.  If Tenant, on or before the date which is thirty (30) days following the date upon which Tenant receives Landlord's determination of the Option Rent, in good faith objects to Landlord's determination of the Option Rent, then Landlord and Tenant shall attempt to agree upon the Option Rent using their good-faith efforts.  If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant's objection to the Option Rent (the "Outside Agreement Date"), then each party shall thereafter make a separate determination of the Option Rent, within five (5) business days of the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with Sections 2.2.3.1 through 2.2.3.8, below.  If Tenant fails to object to Landlord's determination of the Option Rent within the time period set forth herein, then Tenant shall be deemed to have rejected Landlord's determination of the Option Rent, and the matter shall be submitted to arbitration in accordance with the terms hereof.

2.2.3.1Landlord and Tenant shall each appoint one arbitrator who shall be, at the option of the appointing party, a MAI appraiser, a real estate broker, or real estate attorney, who shall have been active over the five (5) year period ending on the date of such appointment in the leasing or appraisal, as the case may be, of life science properties in South San Francisco, California.  Each such arbitrator shall be appointed within twenty (20) days after the Outside Agreement Date.  Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions.  The arbitrators so selected by Landlord and Tenant shall be deemed "Advocate Arbitrators."

2.2.3.2The two (2) Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator ("Neutral Arbitrator") who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators, except that neither the Landlord or Tenant or either parties' Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appointment.  The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord's counsel and Tenant’s counsel.  The Neutral Arbitrator cannot be someone who has represented Landlord and/or Tenant during the five (5) year period prior to such appointment

[Britannia Gateway Business Park] [Audentes Therapeutics, Inc.

2.2.3.3The three arbitrators shall, within thirty (30) days of the appointment of the Neutral Arbitrator, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Option Rent, and shall notify Landlord and Tenant thereof.  The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Option Rent is the closest to the actual Option Rent, taking into account the requirements of Section 2.2.2 of this Lease, as determined by the arbitrators.

2.2.3.4The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

2.2.3.5If either Landlord or Tenant fails to appoint an Advocate Arbitrator within twenty (20) days after the Outside Agreement Date, then either party may petition the presiding judge of the Superior Court of San Mateo County to appoint such Advocate Arbitrator subject to the criteria in Section 2.2.3.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator.

2.2.3.6If the two (2) Advocate Arbitrators fail to agree upon and appoint the Neutral Arbitrator within ten (10) business days after the appointment of the last appointed Advocate Arbitrator, then either party may petition the presiding judge of the Superior Court of San Mateo County to appoint the Neutral Arbitrator, subject to criteria in Section 2.2.3.2 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.

2.2.3.7The cost of the arbitration shall be paid by Landlord and Tenant equally, except for costs related to the failure of either party to act within the time periods set forth above, which costs shall be borne solely by the non-acting party.

2.2.3.8In the event that the Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the Option Term, Tenant shall be required to pay as Option Rent, an amount equal to 103% of the Base Rent payable by Tenant as of the expiration of the initial Lease Term, and upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts of Option Rent due, and the appropriate party shall make any corresponding payment to the other party.

3.BASE RENTTenant shall pay, without prior notice or demand, to Landlord or Landlord's agent at the management office of the Project, or, at Landlord's option, at such other place as Landlord may from time to time designate in writing, by a check or wire transfer or other electronic transaction for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("Base Rent") as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary  in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever.  The Base Rent for the first full month of the Lease Term shall be paid at the time of Tenant's execution of this Lease.  If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent.  All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

4.ADDITIONAL RENT

4.1General Terms.

4.1.1Direct Expenses; Additional Rent.  In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay "Tenant's Share" of the annual "Direct Expenses," as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, respectively.  Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the "Additional Rent", and the Base Rent and the Additional Rent are herein collectively referred to as "Rent."  All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as

[Britannia Gateway Business Park] [Audentes Therapeutics, Inc.

the Base Rent.  Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.1.2Triple Net Lease.  Landlord and Tenant acknowledge that, except as otherwise provided to the contrary in this Lease, it is their intent and agreement that this Lease be a "TRIPLE net" lease and that as such, the provisions contained in this Lease are intended to pass on to Tenant or reimburse Landlord for the costs and expenses reasonably associated with this Lease, the Building and the Project, and Tenant's operation therefrom.  To the extent such costs and expenses payable by Tenant cannot be charged directly to, and paid by, Tenant, such costs and expenses shall be paid by Landlord but reimbursed by Tenant as Additional Rent.

4.2Definitions of Key Terms Relating to Additional Rent.  As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1Intentionally Deleted.

4.2.2"Direct Expenses" shall mean "Operating Expenses" and "Tax Expenses."

4.2.3"Expense Year" shall mean each calendar year (or applicable portion thereof) in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

4.2.4"Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof.  Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following:  (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith, to the extent the same are not paid directly by Tenant; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project and Premises as reasonably determined by Landlord; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area operation, repair, restoration, and maintenance; (vi) fees and other costs, including management and/or incentive fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space actually incurred; (viii) subject to item (f), below, wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost) over the useful life of such improvements, of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, or to reduce current or future Operating Expenses (but only to the extent of such actual cost savings) or to enhance the safety or security of the Project or its occupants, (B) that are required to comply with present or mandatory conservation programs, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, or (D) that are required under any governmental law or regulation ((the permitted capital expenditures pursuant to the foregoing items (A) through (D) being, collectively, the "Permitted Capital Expenditures"); provided, however, that any capital expenditure shall be amortized (including interest on the amortized cost) over the useful life of such improvements; and (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute "Tax Expenses" as that term is defined in Section 4.2.5, below, (xv) cost of tenant relation

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programs reasonably established by Landlord, and (xvi) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building, including, without limitation, any covenants, conditions and restrictions affecting the property, and reciprocal easement agreements affecting the property, any parking licenses, and any agreements with transit agencies affecting the Property (collectively, "Underlying Documents").  Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

(a)costs, including legal fees, space planners' fees, advertising and promotional expenses (except as otherwise set forth above), and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants initially occupying space in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any Common Areas of the Project or parking facilities);

(b)except as set forth in items (xii), (xiii), and (xiv) above, depreciation, amortization, interest and principal payments on mortgages and other debt costs, if any, penalties and interest;

(c)costs for which the Landlord is reimbursed or is entitled to be reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant's carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;

(d)any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(e)costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project).  Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants;

(f)the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager;

(g)amount paid as ground rental for the Project by the Landlord;

(h)overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(i)any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any concierge at the Project shall be includable as an Operating Expense;

(j)rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing engineering, janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project ;

[Britannia Gateway Business Park] [Audentes Therapeutics, Inc.

(k)all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(l)any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(m)rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the comparable buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

(n)costs arising from the gross negligence or willful misconduct of Landlord in connection with this Lease;

(o)costs incurred to comply with laws relating to the removal or remediation of hazardous material (as defined under Applicable Law) from the Building or Project, and any costs of fines or penalties relating to the presence of hazardous material in, on, under or about the Building or Project, in each case to the extent not brought into the Building or Premises by Tenant or any Tenant Parties;

(p)excepting any Permitted Capital Expenditures, any costs of other capital improvements or expenditures;

(q)Landlord’s political or charitable contributions;

(r)capital costs occasioned by casualties or condemnation;

(s)legal fees, accountants’ fees (other than normal bookkeeping expenses) and other expenses incurred in connection with disputes of tenants or other occupants of the Project or associated with the enforcement of the terms of any leases with tenants or the defense of Landlord’s title to or interest in the Project or any part thereof;

(t)Costs to repair or replace the Project, including, costs incurred due to a violation by Landlord or any other tenant of the Project of the terms and conditions of a lease;

(u)costs to correct any construction defect in the Project or to remedy any violation of a covenant, condition, restriction, underwriter's requirement or law that exists as of the Lease Commencement Date;

(v)tax penalties as a result of Landlord's refusal or inability to pay taxes;

(w)costs relating to the repair of structural portions of the roof, foundations, floors and exterior walls and all structural seismic upgrading costs;

(x)fees payable by Landlord for management of the Project in excess of percent (3%) (the “ Management Fee Cap” ) of Landlord’ s actual rental revenues.

4.2.5Taxes.

4.2.5.1"Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any

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different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.5.2Tax Expenses shall include, without limitation:  (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises or the improvements thereon.

4.2.5.3Any costs and expenses (including, without limitation, reasonable attorneys' and consultants' fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are incurred.  Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year.  If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Share of any such increased Tax Expenses.  Notwithstanding anything to the contrary contained in this Section 4.2.5, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, (iii) any items paid by Tenant under Section 4.5 of this Lease, and (iv) tax penalties incurred as a result of Landlord’s failure to make payments and/or to file any tax or informational returns when due.

4.2.6"Tenant's Share" shall mean the percentage set forth in Section 6 of the Summary.

4.3Allocation of Direct Expenses.The parties acknowledge that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Project (i.e., the Direct Expenses) should be shared between the Building and the other buildings in the Project.  Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consist of Operating Expenses and Tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the Building (as opposed to other buildings in the Project) and only on the basis of the portion of any calendar year during which any portion of the Lease Term falls.  Such portion of Direct Expenses allocated to the Building shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses attributable to the Project as a whole, and shall not include Direct Expenses attributable solely to other buildings in the Project.

4.4Calculation and Payment of Additional Rent.  Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, Tenant's Share of Direct Expenses for each Expense Year.

4.4.1Statement of Actual Direct Expenses and Payment by Tenant.  Landlord shall endeavor to give to Tenant following the end of each Expense Year, a statement (the "Statement") which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant's Share of Direct Expenses.  Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, with its next installment of Base Rent due, the full amount of Tenant's Share of Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Direct Expenses," as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant's Share of Direct Expenses, Tenant shall receive a credit in the amount of Tenant's overpayment against Rent next due under this Lease.  The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4.  Even though the Lease Term has

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expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Direct Expenses for the Expense Year in which this Lease terminates, Tenant shall promptly (and in any event, within ten (10) Business Days of such determination) pay to Landlord such amount, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant's Share of Direct Expenses, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment.  The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.

4.4.2Statement of Estimated Direct Expenses.  In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Tenant's Share of Direct Expenses (the "Estimated Direct Expenses").  The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Direct Expenses under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Direct Expenses theretofore delivered to the extent necessary.  Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2).  Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator.  Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.5Taxes and Other Charges for Which Tenant Is Directly Responsible.Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant's equipment, furniture, fixtures and any other personal property located in or about the Premises.  If any such taxes on Tenant's equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.6Landlord's Books and Records.  Within one hundred twenty (120) days after receipt by Tenant of a Statement, if Tenant disputes the amount of Additional Rent set forth in the Statement, a member of Tenant's finance department, or an independent certified public accountant (which accountant is a member of a nationally recognized accounting firm and is not working on a contingency fee basis) ("Tenant's Accountant"), designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord's records with respect to the Statement at Landlord's offices, provided that there is no existing Event of Default and Tenant has paid all amounts required to be paid under the applicable Estimate Statement and Statement, as the case may be.  In connection with such inspection, Tenant and Tenant's agents must agree in advance to follow Landlord's reasonable rules and procedures regarding inspections of Landlord's records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection.  Tenant's failure to dispute the amount of Additional Rent set forth in any Statement within one hundred twenty (120) days of Tenant's receipt of such Statement shall be deemed to be Tenant's approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement.  If after such inspection, Tenant still disputes such Additional Rent, a determination as to the proper amount shall be made, at Tenant's expense, by an independent certified public accountant (the "Accountant") selected by Landlord and subject to Tenant's reasonable approval; provided that if such Accountant determines that Direct Expenses or other component of Additional Rent were overstated by more than four percent (4%), then the cost of the Accountant and the cost of such determination shall be paid for by Landlord, and Landlord shall reimburse to Tenant the cost of the Tenant's Accountant (provided that such cost shall be a reasonable market cost for such services) and the full amount of Tenant's overpayment of Additional Rent. Tenant hereby acknowledges that Tenant's sole right to inspect Landlord's books and records and to contest the amount of Direct Expenses payable by Tenant shall be as set

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forth in this Section 4.6, and Tenant hereby waives any and all other rights pursuant to applicable law to inspect such books and records and/or to contest the amount of Direct Expenses payable by Tenant.

5.USE OF PREMISES

5.1Permitted Use.  Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion.

5.2Prohibited Uses.  Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect, or any Underlying Documents.  Landlord shall have the right to impose reasonable and customary rule and regulations regarding the use of the Project, as reasonably deemed necessary by Landlord with respect to the orderly operation of the Project, and Tenant shall comply with such reasonable rules and regulations, provided the same are not applied in a discriminatory manner.  Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.  Tenant shall comply with, and Tenant's rights and obligations under the Lease and Tenant's use of the Premises shall be subject and subordinate to, all recorded easements, covenants, conditions, and restrictions now or hereafter affecting the Project, so long as the same do not unreasonably interfere with Tenant’s use of the Premises for the Permitted Use or parking rights or materially increase Tenant’s obligations or decrease Tenant’s rights under this Lease.

5.3Hazardous Materials.

5.3.1Tenant's Obligations.

5.3.1.1Prohibitions.  As a material inducement to Landlord to enter into this Lease with Tenant, Tenant has fully and accurately completed Landlord’s Pre-Leasing Environmental Exposure Questionnaire (the “Environmental Questionnaire”), which is attached as Exhibit E.  Tenant agrees that except for those chemicals or materials, and their respective quantities, specifically listed on the Environmental Questionnaire, neither Tenant nor Tenant’s employees, contractors and subcontractors of any tier, entities with a contractual relationship with Tenant (other than Landlord), or any entity acting as an agent or sub-agent of Tenant (collectively, "Tenant's Agents") will produce, use, store or generate any "Hazardous Materials," as that term is defined below, on, under or about the Premises, nor cause or permit any Hazardous Material to be brought upon, placed, stored, manufactured, generated, blended, handled, recycled, used or "Released," as that term is defined below, on, in, under or about the Premises.  If any information provided to Landlord by Tenant on the Environmental Questionnaire, or otherwise relating to information concerning Hazardous Materials is knowingly false, incomplete, or misleading in any material respect, the same shall be deemed a default by Tenant under this Lease.  Tenant shall deliver to Landlord an updated Environmental Questionnaire at least once a year.  Landlord’s prior written consent shall be required to any Hazardous Materials use for the Premises not described on the initial Environmental Questionnaire, and, to the extent such use would, in Landlord's reasonable judgment, cause a material increase in the risk of liability compared to the uses previously allowed in the Premises, such additional use shall be subject to Landlord's prior consent, which may be withheld in Landlord’s reasonable discretion.  Tenant shall not install or permit any underground storage tank on the Premises.  For purposes of this Lease, "Hazardous Materials" means all flammable explosives, petroleum and petroleum products, waste oil, radon, radioactive materials, toxic pollutants, asbestos, polychlorinated biphenyls (“PCBs”), medical waste, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, including without limitation any chemical, element, compound, mixture, solution, substance, object, waste or any combination thereof, which is or may be hazardous to human health, safety or to the environment due to its radioactivity, ignitability, corrosiveness, reactivity, explosiveness, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects,

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or defined as, regulated as or included in, the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” or “toxic substances” under any Environmental Laws.  The term “Hazardous Materials” for purposes of this Lease shall also include any mold, fungus or spores, whether or not the same is defined, listed, or otherwise classified as a “hazardous material” under any Environmental Laws, if such mold, fungus or spores may pose a risk to human health or the environment or negatively impact the value of the Premises.  For purposes of this Lease, "Release" or "Released" or "Releases" shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, or other movement of Hazardous Materials from the Premises into the environment.

5.3.1.2Notices to Landlord.  Tenant shall notify Landlord in writing as soon as possible but in no event later than five (5) days after becoming aware of (i) the occurrence of any actual, alleged or threatened Release of any Hazardous Material in, on, under, from, about or in the vicinity of the Premises (whether past or present), regardless of the source or quantity of any such Release, or (ii) any regulatory actions, inquiries, inspections, investigations, directives, or any cleanup, compliance, enforcement or abatement proceedings (including any threatened or contemplated investigations or proceedings) relating to or potentially affecting the Premises, or (iii) any claims by any person or entity relating to any Hazardous Materials in, on, under, from, about or in the vicinity of the Premises, whether relating to damage, contribution, cost recovery, compensation, loss or injury.  Collectively, the matters set forth in clauses (i), (ii) and (iii) above are hereinafter referred to as “Hazardous Materials Claims”.  Tenant shall promptly forward to Landlord copies of all orders, notices, permits, applications and other communications and reports in connection with any Hazardous Materials Claims.  Additionally, Tenant shall promptly advise Landlord in writing of Tenant’s discovery of any occurrence or condition on, in, under or about the Premises that could subject Tenant or Landlord to any liability, or restrictions on ownership, occupancy, transferability or use of the Premises under any "Environmental Laws," as that term is defined below.  Tenant shall not enter into any legal proceeding or other action, settlement, consent decree or other compromise with respect to any Hazardous Materials Claims without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to join and participate, as a party if Landlord so elects, in such proceedings and in no event shall Tenant enter into any agreements which are binding on Landlord or the Premises without Landlord’s prior written consent.  Landlord shall have the right to appear at and participate in, any and all legal or other administrative proceedings concerning any Hazardous Materials Claim.  For purposes of this Lease, “Environmental Laws” means all applicable present and future laws relating to the protection of human health, safety, wildlife or the environment, including, without limitation, (i) all requirements pertaining to reporting, licensing, permitting, investigation and/or remediation of emissions, discharges, Releases, or threatened Releases of Hazardous Materials, whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials; and (ii) all requirements pertaining to the health and safety of employees or the public.  Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC § 9601, et seq., the Hazardous Materials Transportation Authorization Act of 1994, 49 USC § 5101, et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, and Hazardous and Solid Waste Amendments of 1984, 42 USC § 6901, et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC § 1251, et seq., the Clean Air Act of 1966, 42 USC § 7401, et seq., the Toxic Substances Control Act of 1976, 15 USC § 2601, et seq., the Safe Drinking Water Act of 1974, 42 USC §§ 300f through 300j, the Occupational Safety and Health Act of 1970, as amended, 29 USC § 651 et seq., the Oil Pollution Act of 1990, 33 USC § 2701 et seq., the Emergency Planning and Community Right-To-Know Act of 1986, 42 USC § 11001 et seq., the National Environmental Policy Act of 1969, 42 USC § 4321 et seq., the Federal Insecticide, Fungicide and Rodenticide Act of 1947, 7 USC § 136 et seq., California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code §§ 25300 et seq., Hazardous Materials Release Response Plans and Inventory Act, California Health & Safety Code, §§ 25500 et seq., Underground Storage of Hazardous Substances provisions, California Health & Safety Code, §§ 25280 et seq., California Hazardous Waste Control Law, California Health & Safety Code, §§ 25100 et seq., and any other state or local law counterparts, as amended, as such applicable laws, are in effect as of the Lease Commencement Date, or thereafter adopted, published, or promulgated.

5.3.1.3Releases of Hazardous Materials.  If any Release of any of Tenant's Hazardous Material in, on, under, from or about the Premises shall occur at any time during the Lease and/or if any other Hazardous Material condition exists at the Premises that requires response actions of any kind, in addition to notifying Landlord as specified above, Tenant, at its own sole cost and expense, shall (i) promptly comply with any and all reporting requirements imposed pursuant to any and all Environmental Laws, (ii) provide a written certification to

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Landlord indicating that Tenant has complied with all applicable reporting requirements, (iii) take any and all necessary investigation, corrective and remedial action in accordance with any and all applicable Environmental Laws, utilizing an environmental consultant approved by Landlord, all in accordance with the provisions and requirements of this Section 5.3, including, without limitation, Section 5.3.4, and (iv) take any such additional investigative, remedial and corrective actions as Landlord shall in its reasonable discretion deem necessary such that the Premises are remediated to the condition existing prior to such Release.

5.3.1.4Indemnification.

5.3.1.4.1In General.  Without limiting in any way Tenant’s obligations under any other provision of this Lease, Tenant shall be solely responsible for and shall protect, defend, indemnify and hold the Landlord Parties harmless from and against any and all claims, judgments, losses, damages, costs, expenses, penalties, enforcement actions, taxes, fines, remedial actions, liabilities (including, without limitation, actual attorneys’ fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs) and sums paid in settlement of claims, which arise during or after the Lease Term, whether foreseeable or unforeseeable, that arise during or after the Lease Term in whole or in part, foreseeable or unforeseeable, directly or indirectly to the extent arising out of or attributable to the presence, use, generation, manufacture, treatment, handling, refining, production, processing, storage, Release or presence of Hazardous Materials in, on, under or about the Premises by Tenant or Tenant's Agents.

5.3.1.4.2Limitations.  Notwithstanding anything in Section 5.3.1.4, above, to the contrary, Tenant's indemnity of Landlord as set forth in Section 5.3.1.4, above, shall not be applicable to claims based upon Hazardous Materials which may exist in, on or about the Premises as of the date of this Lease ("Existing Hazardous Materials"), except to the extent that Tenant's construction activities and/or Tenant's other acts or omissions (including Tenant's failure to remove, remediate or otherwise treat or “Clean-up,” as that term is defined in Section 5.3.4, below, the subject Existing Hazardous Materials during the tenancy of the Premises) caused or exacerbated the subject claim.

5.3.1.4.3Landlord Indemnity.  Under no circumstance shall Tenant be liable for, and Landlord shall indemnify, defend, protect, and hold harmless Tenant and Tenant’s Agents from and against any and all claims, judgments, losses, damages, costs, expenses, penalties, enforcement actions, taxes, fines, remedial actions, liabilities (including, without limitation, actual attorneys’ fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs) and sums paid in settlement of claims, arising out of any Hazardous Materials that exist in, on or about the Project as of the date Tenant takes possession of the Premises, or Hazardous Material Released by Landlord or any Landlord Parties.  Landlord will provide Tenant with any Hazardous Material reports relating to the Building or Project that Landlord has in its possession, or control.  The provision of such reports shall be for informational purposes only, and Landlord does not make any representation or warranty as to the correctness or completeness of any such reports.  Landlord represents and warrants that, to its actual knowledge, it has not received any notice of violation of Environmental Laws from the applicable governmental authority regarding any use, storage, treatment or transportation of Hazardous Materials in, on or about the Project, Building or Premises prior to the date of this Lease.  No duty of inquiry or investigation on the part of Landlord will be required or implied by the making of any representation or warranty which is so limited to matters within Landlord's actual knowledge.

5.3.1.5Compliance with Environmental Laws.  Without limiting the generality of Tenant’s obligation to comply with applicable laws as otherwise provided in this Lease, Tenant shall, at its sole cost and expense, comply with all Environmental Laws related to the use of Hazardous Materials by Tenant and Tenant’s Agents.  Tenant shall obtain and maintain any and all necessary permits, licenses, certifications and approvals appropriate or required for the use, handling, storage, and disposal of any Hazardous Materials used, stored, generated, transported, handled, blended, or recycled by Tenant on the Premises.  Landlord shall have a continuing right, without obligation, to require Tenant to obtain, and to review and inspect any and all such permits, licenses, certifications and approvals.  Upon request of Landlord, but not more than once per year, Tenant shall deliver to Landlord a narrative description explaining the nature and scope of Tenant’s activities involving Hazardous Materials and providing reasonable documentation to Landlord demonstrating compliance with all Environmental Laws and the terms of this Lease.

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5.3.2Assurance of Performance.

5.3.2.1Environmental Assessments In General.  Landlord may, but shall not be required to, engage from time to time such contractors as Landlord determines to be appropriate to perform environmental assessments of a scope reasonably determined by Landlord (an "Environmental Assessment") to ensure Tenant’s compliance with the requirements of this Lease with respect to Hazardous Materials.

5.3.2.2Costs of Environmental Assessments.  All costs and expenses incurred by Landlord in connection with any such Environmental Assessment initially shall be paid by Landlord; provided that if any such Environmental Assessment shows that Tenant has failed to comply with the provisions of this Section 5.3, then all of the costs and expenses of such Environmental Assessment shall be reimbursed by Tenant as Additional Rent within ten (10) days after receipt of written demand therefor.

5.3.3Tenant’s Obligations upon Surrender.  At the expiration or earlier termination of the Lease Term, Tenant, at Tenant’s sole cost and expense, shall:  (i) cause an Environmental Assessment of the Premises to be conducted in accordance with Section 15.3; (ii) cause all Hazardous Materials Released onto the Premises by Tenant to be removed from the Premises and disposed of in accordance with all Environmental Laws; and (iii) cause to be removed all containers installed or used by Tenant or Tenant’s Agents to store any Hazardous Materials on the Premises, and cause to be repaired any damage to the Premises caused by such removal.

5.3.4Clean-up.

5.3.4.1Environmental Reports; Clean-Up.  If any written report, including any report containing results of any Environmental Assessment (an “Environmental Report”) shall indicate (i) the presence of any Hazardous Materials at the Premises as to which Tenant has a removal or remediation obligation under this Section 5.3, and (ii) that as a result of same, the investigation, characterization, monitoring, assessment, repair, closure, remediation, removal, or other clean-up (the “Clean-up”) of any Hazardous Materials is required by any state or local governmental authority, Tenant shall promptly prepare and submit to Landlord within thirty (30) days after receipt of the Environmental Report a comprehensive plan, subject to Landlord’s written approval, specifying the actions to be taken by Tenant to perform the Clean-up so that the Premises are restored to the conditions required by this Lease.  Upon Landlord’s approval of the Clean-up plan, Tenant shall, at Tenant’s sole cost and expense, without limitation on any rights and remedies of Landlord under this Lease, promptly implement such plan with a consultant reasonably acceptable to Landlord and proceed to Clean-Up Hazardous Materials in accordance with all applicable laws and as required by such plan and this Lease.  If, within thirty (30) days after receiving a copy of such Environmental Report, Tenant fails either (a) to complete such Clean-up, or (b) with respect to any Clean-up that cannot be completed within such thirty-day period, fails to proceed with diligence to prepare the Clean-up plan and complete the Clean-up as promptly as practicable, then Landlord shall have the right, but not the obligation, and without waiving any other rights under this Lease, to carry out any Clean-up recommended by the Environmental Report or required by any governmental authority having jurisdiction over the Premises, and recover all of the reasonable costs and expenses thereof from Tenant as Additional Rent, payable within ten (10) days after receipt of written demand therefor.

5.3.4.2No Rent Abatement.  Tenant shall continue to pay all Rent due or accruing under this Lease during any Clean-up, and shall not be entitled to any reduction, offset or deferral of any Base Rent or Additional Rent due or accruing under this Lease during any such Clean-up.

5.3.4.3Surrender of Premises.  Tenant shall complete any Clean-up prior to surrender of the Premises upon the expiration or earlier termination of this Lease.  Tenant shall obtain and deliver to Landlord a letter or other written determination from the overseeing governmental authority confirming that the Clean-up has been completed in accordance with all requirements of such governmental authority and that no further response action of any kind is required for the unrestricted use of the Premises (“Closure Letter”).  Upon the expiration or earlier termination of this Lease, Tenant shall also be obligated to close all permits obtained in connection with Hazardous Materials in accordance with applicable laws.

5.3.4.4Failure to Timely Clean-Up.  Should any Clean-up for which Tenant is responsible not be completed, or should Tenant not receive the Closure Letter and any governmental approvals required under Environmental Laws in conjunction with such Clean-up prior to the expiration or earlier termination

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of this Lease, then Tenant shall be liable to Landlord as a holdover tenant (as more particularly provided in Article 16) until Tenant has fully complied with its obligations under this Section 5.3.

5.3.5Confidentiality.  Unless compelled to do so by applicable law, Tenant agrees that Tenant shall not disclose, discuss, disseminate or copy any information, data, findings, communications, conclusions and reports regarding the environmental condition of the Premises to any Person (other than Tenant’s consultants, attorneys, property managers and employees that have a need to know such information), including any governmental authority, without the prior written consent of Landlord.  In the event Tenant reasonably believes that disclosure is compelled by applicable law, it shall provide Landlord ten (10) days’ advance notice of disclosure of confidential information so that Landlord may attempt to obtain a protective order.  Tenant may additionally release such information to bona fide prospective purchasers or lenders, subject to any such parties’ written agreement to be bound by the terms of this Section 5.3.

5.3.6Copies of Environmental Reports.  Within thirty (30) days of receipt thereof, Tenant shall provide Landlord with a copy of any and all environmental assessments, audits, studies and reports regarding Tenant’s activities with respect to the Premises, or ground water beneath the Land, or the environmental condition or Clean-up thereof.  Tenant shall be obligated to provide Landlord with a copy of such materials without regard to whether such materials are generated by Tenant or prepared for Tenant, or how Tenant comes into possession of such materials; provided that nothing herein shall be construed as obligating Tenant to provide to Landlord documents or communications protected by the attorney-client privilege, or the attorney-work product doctrine.

5.3.7Intentionally Omitted.

5.3.8Signs, Response Plans, Etc.  Tenant shall be responsible for posting on the Premises any signs required under applicable Environmental Laws.  Tenant shall also complete and file any business response plans or inventories required by any applicable laws.  Tenant shall concurrently file a copy of any such business response plan or inventory with Landlord.

5.3.9Survival.  Each covenant, agreement, representation, warranty and indemnification made by Tenant set forth in this Section 5.3 shall survive the expiration or earlier termination of this Lease and shall remain effective until all of Tenant’s obligations under this Section 5.3 have been completely performed and satisfied.

6.SERVICES AND UTILITIES

6.1In General.  Tenant will be responsible, at its sole cost and expense, for the furnishing of all services and utilities to the Premises, including, but not limited to heating, ventilation and air‑conditioning, electricity, water, telephone, janitorial and interior Building security services.  To the extent that any utilities (including without limitation, electricity, gas, sewer and water) to the Building are not separately metered to the Premises, then Tenant shall pay to Landlord, within thirty (30) days after billing, an equitable portion of the Building utility costs, based on Tenant's proportionate use thereof.

6.1.1All utilities (including without limitation, electricity, gas, sewer and water) to the Building which are separately metered at the Premises and shall be paid directly by Tenant to the applicable utility provider, and the same shall not be included as Operating Expenses.

6.1.2Landlord shall not provide janitorial services for the Premises.  Tenant shall be solely responsible for performing all janitorial services and other cleaning of the Premises, all in compliance with applicable laws.  The janitorial and cleaning of the Premises shall be adequate to maintain the Premises in a manner consistent with First Class Life Sciences Projects.

Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.  Provided that Landlord agrees to provide and maintain and keep in continuous service utility connections to the Premises, including electricity, water and sewage connections, Landlord shall have no obligation

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to provide any services or utilities to the Building, including, but not limited to heating, ventilation and air‑conditioning, electricity, water, telephone, janitorial and interior Building security services.

6.2Interruption of Use.  Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty, by act or default of Tenant or other parties, or by any other cause; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease, except as expressly set forth in Section 6.3 below.  Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.3Emergency Generator.  Landlord and Tenant hereby acknowledge that there is an existing generator currently serving the Premises ("Emergency Generator"), and Tenant shall have the right to connect to the Emergency Generator for up to Tenant's Share of the electrical capacity provided by such Emergency Generator.  Tenant's use of the Emergency Generator shall be at Tenant's sole risk, and Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the Emergency Generator.  Except to the extent caused by the gross negligence or willful misconduct of Landlord, or any Landlord Parties, Tenant hereby waives any claims against Landlord or any Landlord Parties resulting from Tenant's use of the Emergency Generator, or any failure of the Emergency Generator to operate as designed, and agrees that Landlord shall not be liable for any damages resulting from any failure in operation of the Emergency Generator, including, without limitation any injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, or loss to equipment, inventory, scientific research, scientific experiments, laboratory animals, products, specimens, samples, and/or scientific, business, accounting and other records of every kind and description kept at the Premises and any and all income derived or derivable therefrom.  Tenant acknowledges that Operating Expenses shall include Landlord's costs incurred in maintaining and operating the Emergency Generator (including all permit costs and fees), but shall not include any Hazardous Materials remediation costs incurred in connection with the Generator.

7.REPAIRS

7.1Tenant Repair Obligations.  Tenant shall, throughout the Term, at its sole cost and expense, maintain, repair, replace and improve as required, the Premises , including all improvements, fixtures, furnishings and finishes therein, in a good standard of maintenance, repair and replacement as required, and in good and sanitary condition, all in accordance with the standards of First Class Life Sciences Projects, whether or not such maintenance, repair, replacement or improvement is required in order to comply with applicable Laws ("Tenant's Repair Obligations"), including, without limitation (i) any specialty or supplemental Building Systems installed by or for Tenant and (ii) all electrical facilities and equipment, including lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors and all other appliances and equipment of every kind and nature located in, upon or about the Premises; (iii) all communications systems serving the Premises; (iv) all of Tenant's security systems in or about or serving the Premises; (v) Tenant's signage; and (vi) interior demising walls and partitions (including painting and wall coverings), and interior doors and door fixtures.  Tenant shall additionally be responsible, at Tenant’s sole cost and expense, to furnish all expendables, including light bulbs, paper goods and soaps, used in the Premises.

7.2Landlord's Right to Perform Tenant's Repair Obligations.  Tenant shall notify Landlord in writing at least thirty (30) days prior to performing any material Tenant's Repair Obligations, including without limitation, any Tenant's Repair Obligation which affect the Building Systems or which is reasonably anticipated to cost more than $100,000.00.  Upon receipt of such notice from Tenant, Landlord shall have the right to either (i) perform such material Tenant's Repair Obligation by delivering notice of such election to Tenant within thirty (30) days following receipt of Tenant's notice, and Tenant shall pay Landlord the cost thereof (including Landlord's reasonable supervision fee) within thirty (30) days after receipt of an invoice therefor, or (ii) require Tenant to perform such Tenant's Repair Obligation at Tenant's sole cost and expense.  If Tenant fails to perform any Tenant's Repair

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Obligation within a reasonable time period, as reasonably determined by Landlord, then Landlord may, but need not, following delivery of notice to Tenant of such election, make such Tenant Repair Obligation, and Tenant shall pay Landlord the cost thereof, (including Landlord's reasonable supervision fee) within thirty (30) days after receipt of an invoice therefor.

7.3Landlord Repair Obligations.  Landlord shall be responsible, as a part of Operating Expenses,  for (i) repairs to the exterior walls, foundation and roof of the Building, the structural portions of the floors of the Building in a manner commensurate with practices of other institutional owners of First-Class Life Sciences Projects, except to the extent that such repairs are required due to the negligence or willful misconduct of Tenant (the "Landlord Repair Obligation"), and (ii) for the repair and maintenance of the Building systems in a manner commensurate with practices of other institutional owners of First-Class Life Sciences Projects, including, without limitation, the following: (1) glass, windows, window frames, window casements (including the repairing, resealing, cleaning and replacing of exterior windows) and skylights; (2) exterior doors, door frames and door closers; (3) sewer lines exterior to the Premises and exterior Building drainage, (4) electrical service to the Building (but not within the Premises), Building fire protection systems (but not interior Premises systems), elevator, Building life safety and security systems and equipment, existing Building heating, ventilation and air-conditioning ("HVAC") systems, and all other Building mechanical, electrical and communications systems and equipment (collectively, the "Building Systems"), including the non-structural portions of the roof of the Building, including the roof membrane and coverings; provided, however, that if such repairs are due to the negligence or willful misconduct of Tenant, Landlord shall nevertheless make such repairs at Tenant's expense, or, if covered by Landlord's insurance, Tenant shall only be obligated to pay any deductible in connection therewith.  Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

8.ADDITIONS AND ALTERATIONS

8.1Landlord's Consent to Alterations.  Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than fifteen (15) days prior to the commencement thereof, and which consent shall not be unreasonably withheld, conditioned or delayed by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building.  If Landlord reasonably disapproves of any Alterations, Landlord shall advise Tenant of any additional changes which may be required to obtain Landlord’s approval. If Landlord disapproves of any proposed Alterations, Landlord shall respond, in writing, stating the grounds for such disapproval, within ten (10) business days after receipt of Tenant’s request for approval of the proposed Alterations.  Landlord's failure to provide approval or disapproval within said ten (10) business day period shall not be deemed approval or disapproval.  In such event, Tenant may deliver a second request for approval at the expiration of said ten (10) business day period setting forth such failure containing the following sentence at the top of such notice in bold, capitalized font at least twelve (12) points in size:  "LANDLORD'S FAILURE TO RESPOND TO THIS NOTICE WITHIN FIVE (5) BUSINESS DAYS SHALL RESULT IN LANDLORD'S DEEMED APPROVAL OF TENANT'S ALTERATION" (the "Reminder Notice").  Any such Reminder Notice shall include a complete copy of Tenant's plans and specifications for such Alteration.  Landlord’s failure to provide approval or disapproval within five (5) business days following Landlord's receipt of a Reminder Notice shall conclusively be deemed approval of Tenant’s Alterations as presented.  Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days' notice to Landlord, but without Landlord's prior consent, to the extent that such Alterations (i) do not affect the building systems or equipment, (ii) are not visible from the exterior of the Building, and (iii) cost less than $100,000.00 for a particular job of work.  The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

8.2Manner of Construction.  Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that upon Landlord's request, Tenant shall, at Tenant's expense, remove such Alterations upon the expiration or any early termination of the Lease Term.  Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with

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any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the city in which the Building is located (or other applicable governmental authority).    Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord's reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas.  Upon completion of any Alterations (or repairs), Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work.  In addition to Tenant's obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Mateo in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project construction manager a reproducible copy of the "as built" drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3Payment for Improvements.  If Tenant orders any work directly from Landlord other than the initial Tenant Improvements, Tenant shall pay to Landlord an amount equal to three percent (3%) of the hard costs of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work.  If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord's reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord's review of such work.

8.4Construction Insurance.  In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries "Builder's All Risk" insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease promptly upon completion thereof.  In addition, Tenant's contractors and subcontractors shall be required to carry (i) Commercial General Liability Insurance in an amount reasonably approved by Landlord, with Landlord, and, at Landlord's option, Landlord's property manager and project manager, as additional insureds in an amount approved by Landlord, and otherwise in accordance with the requirements of Article 10 of this Lease, and (ii) workers compensation insurance with a waiver of subrogation in favor of Landlord.  In connection with Alterations with a cost in excess of $250,000, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

8.5Landlord's Property.  All Alterations, improvements, fixtures, and/or appurtenances which may permanently affixed to the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord and remain in place at the Premises following the expiration or earlier termination of this Lease.  Notwithstanding the foregoing, Landlord may, by written notice to Tenant given at the time it consents to an Alteration, require Tenant, at Tenant's expense, to remove any Alterations, improvements, fixtures and/or appurtenances within the Premises and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to the condition existing prior to the construction of such Alteration and/or improvement, as reasonably determined by Landlord.  If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations, improvements, fixtures and/or appurtenances in the Premises and return the affected portion of the Premises to the condition existing prior to the construction of such Alteration and/or improvement, as reasonably determined by Landlord, Landlord may do so and may charge the cost thereof to Tenant.  Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, except to the extent arising from the negligence or willful misconduct of Landlord or the Landlord Parties, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

9.COVENANT AGAINST LIENSTenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys' fees and costs) arising out of same or in connection therewith.  Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any such work

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on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility (to the extent applicable pursuant to then applicable laws).  Tenant shall remove any such lien or encumbrance by bond or otherwise within twenty (20) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof.

10.INSURANCE

10.1Indemnification and Waiver.  Except to the extent arising from the negligence, willful misconduct or violation of this Lease by Landlord or the “Landlord Parties” (as that term is defined below), Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, lenders, any property manager and independent contractors (collectively, "Landlord Parties") shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant.  Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all claims, loss, cost, damage, injury, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in, on or about the Premises, any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant (the “Tenant Parties”) or any such person, in, on or about the Project or any breach of the terms of this Lease, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply if and from the time that a final adjudication has resulted in a finding of negligence or willful misconduct of Landlord or any Landlord Party.  Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as reasonable appraisers', accountants' and attorneys' fees.  Subject to Tenant's indemnification obligations set forth above and the waiver of subrogation provided below, Landlord shall indemnify, defend, protect, and hold harmless Tenant from any and all claims, loss, cost, damage, injury, expense, and liability (including, without limitation, court costs and reasonable attorneys' fees) to the extent arising from the gross negligence or willful misconduct of Landlord or the Landlord Parties in, on or about the Project either prior to or during the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Tenant.  Notwithstanding anything to the contrary set forth in this Lease, either party's agreement to defend and indemnify the other party as set forth in this Section 10.1 shall be ineffective to the extent the matters for which such party agreed to defend and indemnify the other party are covered by insurance required to be carried by the non-indemnifying party pursuant to this Lease.  Further, Tenant's agreement to indemnify Landlord and Landlord's agreement to indemnify Tenant, each pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to the parties' respective indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease.  The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

10.2Tenant's Compliance With Landlord's Property Insurance.  Landlord shall insure the Building during the Lease Term against loss or damage under an "all risk" property insurance policy.  Such coverage shall be in such amounts, from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine, but commensurate with the practices of other institutional owners of Comparable Life Science Projects.  Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or the ground or underlying lessors of the Building, or any portion thereof.  Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises.  If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant shall also provide Landlord and Landlord’s insurer(s) with such information regarding the use of the Premises and any damage to the Premises as they may require in connection with the placement of insurance for the Premises or the adjusting of any losses to the Premises.

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10.3Tenant's Insurance.  Tenant shall maintain the following coverages in the following amounts.

10.3.1Commercial General Liability Insurance on an occurrence form covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant's operations, and contractual liabilities including a contractual coverage, and including products and completed operations coverage, for limits of liability on a per location basis of not less than:

Bodily Injury and Property Damage Liability	$5,000,000 each occurrence $5,000,000 annual aggregate
Personal Injury Liability	$3,000,000 each occurrence $3,000,000 annual aggregate

10.3.2Property Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the "Tenant Improvements," as that term is defined in the Tenant Work Letter, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the "Original Improvements"), and (iii) all other improvements, alterations and additions to the Premises.  Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion.

10.3.3Business Income Interruption for one (1) year plus Extra Expense insurance in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings attributable to the risks outlined in Section 10.3.2 above.

10.3.4Worker's Compensation and Employer's Liability or other similar insurance pursuant to all applicable state and local statutes and regulations.  The policy shall include a waiver of subrogation in favor of Landlord, its employees, Lenders and any property manager or partners.

10.4Form of Policies.  The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease.  Such insurance shall (i) name Landlord, its subsidiaries and affiliates, its property manager (if any) and any other party the Landlord so specifies, as an additional insured or loss payee, as applicable, including Landlord's managing agent, if any; (ii) be issued by an insurance company having a rating of not less than A:IX in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance required of Tenant; (v) be in form and content reasonably acceptable to Landlord; and (vi) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee of Landlord (unless such cancellation is the result of non-payment of premiums).  Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least ten (10) days before the expiration dates thereof.  In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

10.5Subrogation.  Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property or business interruption loss to the extent that such coverage is agreed to be provided hereunder.  The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder.  The parties agree that their respective insurance policies do now, or shall, contain the waiver of subrogation.

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10.6Additional Insurance Obligations.  Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord or Landlord's lender, but in no event in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the Building.

11.DAMAGE AND DESTRUCTION

11.1Repair of Damage to Premises by Landlord.  Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty.  If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas.  Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises, parking and any common restrooms serving the Premises shall not be materially impaired.  Upon the occurrence of any damage to the Premises, upon notice (the "Landlord Repair Notice") to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.3.2(ii) and (iii) of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier (including by taking into account any deductible or self-insured retention), as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repair of the damage.  In the event that Landlord does not deliver the Landlord Repair Notice within sixty (60) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense (subject to Tenant's right to terminate pursuant to Section 11.2 below), repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition.  Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord's review and approval (such approval not to be unreasonably withheld, conditioned or delayed), all plans, specifications and working drawings relating thereto, and Landlord shall approve (such approval not to be unreasonably withheld, conditioned or delayed) the contractors to perform such improvement work.  Tenant shall in addition cooperate with reasonable requests for information regarding any repairs from Landlord’s insurer(s) by providing the requested information within ten (10) days after Tenant receives the request.  Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant's occupancy, and the Premises are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises.  In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant's right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.

11.2Landlord's Option to Repair.  Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant one hundred twenty (120) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord's reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the damage is not fully covered by Landlord's insurance policies (or would have been covered if Landlord's insurance met the requirements of this

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Lease), other than deductibles; (iii) the damage occurs during the last twelve (12) months of the Lease Term and will take more than sixty (60) days to restore; or (iv) any owner of any other portion of the Project, other than Landlord, does not intend to repair the damage to such portion of the Project; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within one hundred eighty (180) days after being commenced, Tenant may elect not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant.

11.3Waiver of Statutory Provisions.  The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

12.NONWAIVERNo provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby.  The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained.  The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.  No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due.  No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

13.CONDEMNATIONIf the whole or any material part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any material part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority.  If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred twenty (120) days, Tenant shall have the option to terminate this Lease effective on not less than ninety (90) days prior written notice or, if sooner as of the date possession is required to be surrendered to the authority.  Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant.  All Rent shall be apportioned as of the date of such termination.  If any part of the Premises shall be taken, and this Lease shall  not be so terminated, the Rent shall be proportionately abated.  Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.  Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of ninety (90) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises.  Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

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14.ASSIGNMENT AND SUBLETTING

14.1Transfers.  Subject to the terms of this Article 14, Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee").  If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than fifteen (15) business days nor more than eight (8) months after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the "Transfer Premium", as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) unless the proposed Transferee is a publicly traded company with publicly available financials, current financial statements of the proposed Transferee certified by an officer, partner or owner thereof and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space.  Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease.  Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord's reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys', accountants', architects', engineers' and consultants' fees) incurred by Landlord, within thirty (30) days after written request by Landlord, provided that such fees shall not exceed Two Thousand and 00/100 Dollars ($2,000.00) for any such Transfer in the ordinary course of business.  For purposes of this Lease, "in the ordinary course of business" shall include, without limitation, the review of documents on no more than three (3) occasions in connection with any particular Transfer.

14.2Landlord's Consent.  Landlord shall not unreasonably withhold, condition or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice.  Landlord shall provide notice of approval or disapproval of a Transfer request within ten (10) business days following the receipt of all information required by Section 14.1 above with respect to such Transfer request.  Landlord's failure to provide approval or disapproval within said ten (10) business day period shall not be deemed approval or disapproval.  In such event, Tenant may deliver a second request for approval at the expiration of said ten (10) business day period setting forth such failure containing the following sentence at the top of such notice in bold, capitalized font at least twelve (12) points in size:  "LANDLORD'S FAILURE TO RESPOND TO THIS NOTICE WITHIN FIVE (5) BUSINESS DAYS SHALL RESULT IN LANDLORD'S DEEMED APPROVAL OF TENANT'S TRANSFER REQUEST" (the "Transfer Reminder Notice").  Landlord’s failure to provide approval or disapproval within five (5) business days following Landlord's receipt of a Transfer Reminder Notice shall conclusively be deemed approval of Tenant’s Transfer as presented.  If Landlord disapproves any proposed Transfer, it shall provide Tenant with a reasonably detailed explanation of the reasons for such disapproval. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

14.2.2The Transferee is either a governmental agency or instrumentality thereof;

14.2.3The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested; or

14.2.4The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease.

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If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within eight (8) months after Landlord's consent, but not later than the expiration of said eight-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any material changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease).  Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant's business including, without limitation, loss of profits, however occurring) or declaratory judgment and an injunction for the relief sought, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.

14.3Transfer Premium.  If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee.  "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after first deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Subject Space in connection with the Transfer (including architectural fees), (ii) brokerage commissions paid in connection with such Transfer, (iii) any reasonable legal fees incurred in connection with the Transfer, (iv) any fee paid to Landlord in connection with Landlord's review and consent to the Transfer; and (v) any free rent, tenant improvement allowance or other inducements provided by Tenant in connection with the Transfer.  "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.  The determination of the amount of Landlord's applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the Transfer.  No Transfer Premium shall be due in connection with any transfer of this Lease to a Permitted Transferee (as that term is defined below).

14.4Landlord's Option as to Subject Space.  Notwithstanding anything to the contrary contained in this Article 14, in the event Tenant contemplates a Transfer which, together with all prior Transfers then remaining in effect, would cause fifty percent (50%) or more of the Premises to be Transferred for more than fifty percent (50%) of the then remaining Lease Term (taking into account any extension of the Lease Term which has irrevocably exercised by Tenant), Tenant shall give Landlord notice (the "Intention to Transfer Notice") of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined).  The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the "Contemplated Transfer Space"), the contemplated date of commencement of the Contemplated Transfer (the "Contemplated Effective Date"), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space.  Thereafter, Landlord shall have the option, by giving written notice to Tenant within ten (10) business days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space.  Such recapture shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date.  In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same.  If Landlord declines, or fails to elect in a timely manner, to recapture such Contemplated Transfer Space under this Section 14.4, then, subject to the other terms of this Article 14, for a period of nine (9) months (the "Nine Month Period") commencing on the last day of such ten (10) business day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer made during the Nine

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Month Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer Notice, and provided further that any such Transfer shall be subject to the remaining terms of this Article 14.  If such a Transfer is not so consummated within the Nine Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Nine Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer, as provided above in this Section 14.4.  The recapture right set forth in this Section 14.4 shall not apply in connection with any transfer of this Lease to a Permitted Transferee.

14.5Effect of Transfer.  If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an appropriate officer of Tenant, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space.  Landlord or its authorized representatives shall have the right at all reasonable times (but no more than once per year) to audit the books, records and papers of Tenant relating to any Transfer.  If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than four percent (4%), Tenant shall pay Landlord's reasonable costs of such audit.

14.6Additional Transfers.  For purposes of this Lease, the term "Transfer" shall also include if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of more than fifty percent (50%) of the partners, or transfer of more than fifty percent (50%) of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof.

14.7Occurrence of Default.  Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to:  (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer.  If Tenant shall be in economic or material non-economic default under this Lease (beyond the applicable notice and cure periods), Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such default is cured.  Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant.  Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease.  No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing.  In no event shall Landlord's enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord's right to enforce any term of this Lease against Tenant or any other person.  If Tenant's obligations hereunder have been guaranteed, Landlord's consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.8Non-Transfers; Permitted Transferees.  Notwithstanding anything to the contrary contained in this Article 14, (i) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity that is controlled by, controls, or is under common control with, Tenant), (ii) an assignment of the Lease to an entity that acquires all or substantially all of the assets or interests (partnership, stock or other) of Tenant, or (iii) an assignment of the Lease to an entity that is the resulting entity of a merger or consolidation of Tenant with another entity (collectively, a "Permitted Transferee"), shall not be deemed a Transfer under this Article 14 (and for the avoidance of doubt, Sections 14.2, 14.3 and 14.4. shall not apply to such Transfer), provided that (A) Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such affiliate, (B) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (C) such Permitted Transferee shall be of a character and reputation consistent with the quality of the Building, and (D) such Permitted Transferee described in subpart (ii) or (iii) above shall have a tangible net worth (not including goodwill as an asset) computed in accordance with

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generally accepted accounting principles ("Net Worth") at least equal to the Net Worth of Tenant on the day immediately preceding the effective date of such assignment or sublease.  An assignee of Tenant's entire interest that is also a Permitted Transferee may also be known as a "Permitted Assignee".  "Control," as used in this Section 14.8, shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of more than fifty percent (50%) of the voting interest in, any person or entity.  No such permitted assignment or subletting shall serve to release Tenant from any of its obligations under this Lease.

15.SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES

15.1Surrender of Premises.  No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord.  The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated.  The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2Removal of Tenant Property by Tenant.  Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted.  Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

15.3Environmental Assessment.  In connection with its surrender of the Premises, Tenant shall submit to Landlord, at least one hundred twenty (120) days prior to the expiration date of this Lease (or in the event of an earlier termination of this Lease, as soon as reasonably possible following such termination), an environmental Assessment of the Premises by a competent and experienced environmental engineer or engineering firm reasonably satisfactory to Landlord (pursuant to a contract approved by Landlord and providing that Landlord can rely on the Environmental Assessment), which (i) evidences that the Premises are in a clean and safe condition and free and clear of any Hazardous Materials; and (ii) includes a review of the Premises by an environmental consultant for asbestos, mold, fungus, spores, and other moisture conditions, on-site chemical use, and lead-based paint.  If such Environmental Assessment reveals that remediation or Clean-up is required under any Environmental Laws, Tenant shall submit a remediation plan prepared by a recognized environmental consultant and shall be responsible for all costs of remediation and Clean-up, as more particularly provided in Section 5.3, above.

15.4Condition of the Building and Premises Upon Surrender.  In addition to the above requirements of this Article 15, upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, surrender the Premises and Building such that the same are in compliance with all Applicable Laws (including, without limitation, by application of “grandfathering” or variances) and with Tenant having complied with all of Tenant’s obligations under this Lease, including those relating to improvement, repair, maintenance, compliance with law, testing and other related obligations of Tenant set forth in Article 7 of this Lease.  In the event that the Building and Premises shall be surrendered in a condition which does not comply with the terms of this Section 15.4, because Tenant failed to comply with its obligations set forth in this Lease, then following thirty (30) days' notice to Tenant, during which thirty (30) day period Tenant shall have the right to cure such noncompliance, Landlord shall be entitled to expend all reasonable costs in order to cause the same to comply with the required condition upon surrender and Tenant shall promptly reimburse Landlord for all such reasonable costs upon notice and Tenant shall be deemed during the period that Tenant or Landlord, as the case may be, perform obligations relating to the surrender of the Premises to be in holdover under Article 16 of this Lease.

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16.HOLDING OVERIf Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term.  If Tenant holds over after the expiration of the Lease Term of earlier termination thereof, without the express or implied consent of Landlord, such tenancy shall be deemed to be a tenancy by sufferance only, and shall not constitute a renewal hereof or an extension for any further term.  In either case, Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Rent applicable during the last rental period of the Lease Term under this Lease.  Such month-to-month tenancy or tenancy by sufferance, as the case may be, shall be subject to every other applicable term, covenant and agreement contained herein.  Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease.  The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.  If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom; provided, however, that in no event shall Tenant be liable for consequential damages attributable to the first sixty (60) days of any holding over by Tenant (or thereafter to the extent that Landlord has not entered into a third-party lease for such Premises).  In the event of any potential or actual holding over of the Premises by Tenant, Tenant may elect to send one or more written notices to Landlord (specifically referencing this Article 16) requesting an update as to whether Landlord has entered into a third-party lease for the Premises following the expiration or earlier termination of this Lease, and Landlord shall, within ten (10) business days of its receipt of such notice from Tenant, notify Tenant (i) whether or not Landlord has entered into a third-party lease as of the date of such notice for the Premises following the expiration or earlier termination of this Lease, and (ii) the date upon which Landlord requires Tenant to surrender the Premises in order for Landlord to timely deliver the Premises to the tenant under such third-party lease and avoid any claims by such tenant founded upon such failure by Tenant to timely surrender the Premises and any lost profits to Landlord resulting therefrom; provided, however, in no event shall any such notice by Tenant to Landlord, or any subsequent notice from Landlord to Tenant (or any failure by Landlord to provide such notice) be deemed a waiver of any of Tenant's obligations or liabilities under this Article 16.

17.ESTOPPEL CERTIFICATESWithin ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit D, attached hereto (or such other form as may be reasonably required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee.  Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project.  Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes.  At any time during the Lease Term (but not more than once in any calendar year unless in connection with the sale or proposed sale, or the financing/refinancing, of the Project or any portion thereof), Landlord may require Tenant to provide Landlord with its most current financial statement and financial statements of the two (2) years prior to the current financial statement year.  Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.  In the event financial statements are provided to Landlord by Tenant, Landlord agrees to execute a commercially reasonable confidentiality agreement regarding the same.  Notwithstanding the foregoing, in the event that (i) stock in the entity which constitutes Tenant under this Lease (as opposed to an entity that controls Tenant or is otherwise an affiliate of Tenant) is publicly traded on NASDAQ or a national stock exchange, and (ii) Tenant has its own, separate and distinct 10K and 10Q filing requirements (as opposed to joint or cumulative filings with an entity that controls Tenant or with entities which are otherwise affiliates of Tenant), then Tenant's obligation to provide Landlord with a copy of financial statements shall be deemed satisfied.  In the event Tenant fails to execute, acknowledge and deliver an estoppel certificate within such ten (10) business day period, Landlord may send a second notice to Tenant providing that if Tenant does not execute, acknowledge and deliver such estoppel certificate within five (5) business days after the second notice, such failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.  Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments within such five (5) business

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day period shall constitute an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

18.SUBORDINATIONLandlord hereby represents and warrants to Tenant that the Project is not currently subject to any ground lease, or to the lien of any mortgage or deed of trust.  This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto.  The subordination of this Lease to any such future ground or underlying leases of the Building or Project or to the lien of any mortgage, trust deed or other encumbrances, shall be subject to Tenant's receipt of a commercially reasonable subordination, non-disturbance, and attornment agreement in favor of Tenant executed by the holder of the applicable mortgage, trust deed or other encumbrance.  Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant's occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant.  Landlord’s use of commercially reasonable efforts to deliver to Tenant a commercially reasonable non-disturbance agreement(s) in favor of Tenant from any ground lessors, mortgage holders or lien holders of Landlord who come into existence following the date hereof but prior to the expiration of the Lease Term shall be in consideration of, and a condition precedent to, Tenant’s agreement to subordinate this Lease to any such ground lease, mortgage or lien.  Landlord's interest herein may be assigned as security at any time to any lienholder.  Tenant shall, within ten (10) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases.  Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

19.DEFAULTS; REMEDIES

19.1Events of Default.  The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after written notice to Tenant; or

19.1.2Except where a specific time period is otherwise set forth for Tenant's performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3Abandonment or vacation of all or a substantial portion of the Premises by Tenant; or

19.1.4The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than two (2) business days after notice from Landlord.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

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19.2Remedies Upon Default.  Upon the occurrence and during the continuance of any event of default by Tenant (beyond the applicable notice and cure periods), Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i)The worth at the time of award of the unpaid rent which has been earned at the time of such termination; plus

(ii)The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv)Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(v)At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others.  As used in Sections 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law.  As used in Section 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations).  Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3Subleases of Tenant.  Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the

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Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements.  In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4Efforts to Relet.  No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord's interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant.  Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

19.5Landlord Default.

19.5.1General.  Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord's failure to perform; provided, however, if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion.  Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

19.5.2Abatement of Rent.  In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Lease Commencement Date and required by this Lease, which substantially interferes with Tenant's use of the Premises, or (ii) any failure to provide services, utilities or access to the Premises to the extent required by this Lease, each as a direct result of Landlord's negligence or willful misconduct (and except to the extent such failure is caused in whole or in part by the action or inaction of Tenant) (either such set of circumstances as set forth in items (i) or (ii), above, to be known as an "Abatement Event"), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for ten (10) consecutive business days after Landlord's receipt of any such notice (the "Eligibility Period") and Landlord does not diligently commence and pursue to completion the remedy of such Abatement Event, then the Base Rent, Tenant's Share of Direct Expenses, and Tenant's obligation, if any, to pay for parking (to the extent not utilized by Tenant) shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use for the normal conduct of Tenant's business, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not effectively conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant's Share of Direct Expenses for the entire Premises and Tenant's obligation to pay for parking shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises.  If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises.  To the extent an Abatement Event is caused by an event covered by Articles 5, 11 or 13 of this Lease, then Tenant's right to abate rent shall be governed by the terms of such Article 5, 11 or 13, as applicable, and the Eligibility Period shall not be applicable thereto.  Such right to abate Base Rent and Tenant's Share of Direct Expenses shall be Tenant's sole and exclusive remedy for rent abatement at law or in equity for an Abatement Event.  Except as provided in this Section 19.5.2, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

20.COVENANT OF QUIET ENJOYMENTLandlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and

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performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord.  The foregoing covenant is in lieu of any other covenant express or implied.

21.LETTER OF CREDIT

21.1Delivery of Letter of Credit.  Tenant shall deliver to Landlord, concurrently with Tenant's execution of this Lease, an unconditional, clean, irrevocable letter of credit (the "L‑C") in the amount set forth in Section 8 of the Lease Summary (the "L‑C Amount"), which L‑C shall be issued by a money-center, solvent and nationally recognized bank (a bank which accepts deposits, maintains accounts, has a local San Francisco Bay Area office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord (such approved, issuing bank being referred to herein as the "Bank"), which Bank must have a rating from Standard and Poors Corporation of A- or better (or any equivalent rating thereto from any successor or substitute rating service selected by Lessor) and a letter of credit issuer rating from Moody’s Investor Service of A3 or better (or any equivalent rating thereto from any successor rating agency thereto)) (collectively, the “Bank’s Credit Rating Threshold”), and which L‑C shall be substantially in the form of Exhibit F, attached hereto.  Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L‑C.  The L‑C shall (i) be "callable" at sight, irrevocable and unconditional, (ii) be maintained in effect, whether through renewal or extension, for the period commencing on the date of this Lease and continuing until the date (the "L‑C Expiration Date") that is no less than one hundred twenty (120) days after the expiration of the Lease Term as the same may be extended, and Tenant shall deliver a new L‑C or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the L‑C then held by Landlord, without any action whatsoever on the part of Landlord, (iii) be fully assignable by Landlord, its successors and assigns, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590.  Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L‑C if any of the following shall have occurred or be applicable:  (A) such amount is due to Landlord under the terms and conditions of this Lease, and has not been paid within applicable notice and cure periods (or, if Landlord is prevented by law from providing notice, within the period for payment set forth in the Lease), or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, "Bankruptcy Code"), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code that is not dismissed within thirty (30) days, or (D) the Lease has been rejected, or is deemed rejected, under Section 365 of the U.S. Bankruptcy Code, following the filing of a voluntary petition by Tenant under the Bankruptcy Code, or the filing of an involuntary petition against Tenant under the Bankruptcy Code, or (E) the Bank has notified Landlord that the L‑C will not be renewed or extended through the L‑C Expiration Date, and Tenant has not provided a replacement L-C that satisfies the requirements of this Lease at least thirty (30) days prior to such expiration, or (F) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law, or (G) Tenant executes an assignment for the benefit of creditors, or (H) if (1) any of the Bank's Fitch Ratings (or other comparable ratings to the extent the Fitch Ratings are no longer available) have been reduced below the Bank's Credit Rating Threshold, or (2) there is otherwise a material adverse change in the financial condition of the Bank, and Tenant has failed to provide Landlord with a replacement letter of credit, conforming in all respects to the requirements of this Article 21 (including, but not limited to, the requirements placed on the issuing Bank more particularly set forth in this Section 21.1 above), in the amount of the applicable L‑C Amount, within ten (10) days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) (each of the foregoing being an "L‑C Draw Event").  The L‑C shall be honored by the Bank regardless of whether Tenant disputes Landlord's right to draw upon the L‑C.  In addition, in the event the Bank is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said L‑C shall be deemed to fail to meet the requirements of this Article 21, and, within fifteen (15) days following Landlord's notice to Tenant of such receivership or conservatorship (the "L‑C FDIC Replacement Notice"), Tenant shall replace such L‑C with a substitute letter of credit from a different issuer (which issuer shall meet or exceed the Bank's Credit Rating Threshold and shall otherwise be acceptable to Landlord in its reasonable discretion) and that complies in all respects with the requirements of this Article 21.  If Tenant fails to replace such L‑C with such conforming, substitute letter of credit pursuant to the terms and conditions of this Section 21.1, then, notwithstanding anything in this Lease to the contrary, Landlord shall have the right to declare Tenant in default of this Lease for which there shall be no notice or grace or cure periods being applicable thereto (other than the aforesaid fifteen (15) day period).  Tenant shall be

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responsible for the payment of any and all Tenant’s and Bank’s costs incurred with the review of any replacement L‑C, which replacement is required pursuant to this Section or is otherwise requested by Tenant.  In the event of an assignment by Tenant of its interest in the Lease (and irrespective of whether Landlord's consent is required for such assignment), the acceptance of any replacement or substitute  letter of credit by Landlord from the assignee shall be subject to Landlord's prior written approval, in Landlord's reasonable discretion, and the actual and reasonable attorney's fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within ten (10) days of billing.

21.2Application of L‑C.  Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L‑C upon the occurrence of any L‑C Draw Event.  In the event of any L‑C Draw Event, Landlord may, but without obligation to do so, and without notice to Tenant (except in connection with an L-C Draw Event under Section 21.1(H) above), draw upon the L‑C, in part or in whole, in the amount necessary to cure any such L-C Draw Event and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant's breach or default of the Lease or other L-C Draw Event and/or to compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code.  The use, application or retention of the L‑C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L‑C, and such L‑C shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.  Tenant agrees and acknowledges that (i) the L‑C constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the L‑C or the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, and/or there is an event of a receivership, conservatorship or a bankruptcy filing by, or on behalf of, Tenant, neither Tenant, any trustee, nor Tenant's bankruptcy estate shall have any right to restrict or limit Landlord's claim and/or rights to the L‑C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

21.3Maintenance of L-C by Tenant.  If, as a result of any drawing by Landlord of all or any portion of the L-C, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Article 21.  Tenant further covenants and warrants that it will neither assign nor encumber the L-C or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.  Without limiting the generality of the foregoing, if the L-C expires earlier than the L‑C Expiration Date, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than thirty (30) days prior to the expiration of the L-C), which shall be irrevocable and automatically renewable as above provided through the L‑C Expiration Date upon the same terms as the expiring L‑C or such other terms as may be acceptable to Landlord in its sole discretion.  If Tenant exercises its option to extend the Lease Term pursuant to Section 2.2 of this Lease then, not later than thirty (30) days prior to the commencement of the Option Term, Tenant shall deliver to Landlord a new L C or certificate of renewal or extension evidencing the L-C Expiration Date as thirty (30) days after the expiration of the Option Term.  However, if the L‑C is not timely renewed, or if Tenant fails to maintain the L‑C in the amount and in accordance with the terms set forth in this Article 21, Landlord shall have the right to present the L‑C to the Bank in accordance with the terms of this Article 21, and the proceeds of the L-C may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease.  In the event Landlord elects to exercise its rights as provided above, (I) any unused proceeds shall constitute the property of Landlord (and not Tenant’s property or, in the event of a receivership, conservatorship, or a bankruptcy filing by, or on behalf of, Tenant, property of such receivership, conservatorship or Tenant’s bankruptcy estate) and need not be segregated from Landlord’s other assets, and (II) Landlord agrees to pay to Tenant within thirty (30) days after the L‑C Expiration Date the amount of any proceeds of the L-C received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease; provided, however, that if prior to the L‑C Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in

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the amount of the unused L-C proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.  If Landlord draws on the L-C due to Tenant’s failure to timely renew or provide a replacement L-C, such failure shall not be considered a default under this Lease and Landlord shall return such cash proceeds upon Tenant’s presentation of a replacement L-C that satisfies the requirements of this Lease, subject to reasonable satisfaction of any preference risk to Landlord.

21.4Transfer and Encumbrance.  The L-C shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant's consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, if such transfer is from or as a part of the assignment by Landlord of its rights and interests in and to this Lease.  In the event of a transfer of Landlord's interest in under this Lease, Landlord shall transfer the L-C, in whole, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole of said L-C to a new landlord.  In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant's sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer and, Tenant shall be responsible for paying the Bank's transfer and processing fees in connection therewith; provided that, Landlord shall have the right (in its sole discretion), but not the obligation, to pay such fees on behalf of Tenant, in which case Tenant shall reimburse Landlord within ten (10) days after Tenant's receipt of an invoice from Landlord therefor.

21.5L-C Not a Security Deposit.  Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the L‑C or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the “Security Deposit Laws”), (2) acknowledge and agree that the L‑C (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws.  Tenant hereby irrevocably waives and relinquishes the provisions of Section 1950.7 of the California Civil Code and any successor statute, and all other provisions of law, now or hereafter in effect, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Article 21 and/or those sums reasonably necessary to (a) compensate Landlord for any loss or damage caused by Tenant's breach of this Lease, including any damages Landlord suffers following termination of this Lease, and/or (b) compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code.  Tenant agrees not to interfere in any way with any payment to Landlord of the proceeds of the L-C, either prior to or following a "draw" by Landlord of all or any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw down all or any portion of the L-C.  No condition or term of this Lease shall be deemed to render the L‑C conditional and thereby afford the Bank a justification for failing to honor a drawing upon such L-C in a timely manner.  Tenant shall not request or instruct the Bank of any L‑C to refrain from paying sight draft(s) drawn under such L‑C.

21.6Non-Interference By Tenant.  Tenant agrees not to interfere in any way with any payment to Landlord of the proceeds of the L-C, either prior to or following a "draw" by Landlord of all or any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw down all or any portion of the L-C.  No condition or term of this Lease shall be deemed to render the L‑C conditional and thereby afford the Bank a justification for failing to honor a drawing upon such L-C in a timely manner.    Tenant shall not request or instruct the Bank of any L‑C to refrain from paying sight draft(s) drawn under such L‑C.

21.7Waiver of Certain Relief.  Tenant unconditionally and irrevocably waives (and as an independent covenant hereunder, covenants not to assert) any right to claim or obtain any of the following relief in connection with the L‑C:

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21.7.1A temporary restraining order, temporary injunction, permanent injunction, or other order that would prevent, restrain or restrict the presentment of sight drafts drawn under any L‑C or the Bank's honoring or payment of sight draft(s); or

21.7.2Any attachment, garnishment, or levy in any manner upon either the proceeds of any L‑C or the obligations of the Bank (either before or after the presentment to the Bank of sight drafts drawn under such L‑C) based on any theory whatever.

21.8Remedy for Improper Drafts.  Tenant's sole remedy in connection with the improper presentment or payment of sight drafts drawn under any L‑C shall be the right to obtain from Landlord a refund of the amount of any sight draft(s) that were improperly presented or the proceeds of which were misapplied, and reasonable actual out-of-pocket attorneys' fees, provided that at the time of such refund, Tenant increases the amount of such L‑C to the amount (if any) then required under the applicable provisions of this Lease.  Tenant acknowledges that the presentment of sight drafts drawn under any L‑C, or the Bank's payment of sight drafts drawn under such L‑C, could not under any circumstances cause Tenant injury that could not be remedied by an award of money damages, and that the recovery of money damages would be an adequate remedy therefor.  In the event Tenant shall be entitled to a refund as aforesaid and Landlord shall fail to make such payment within ten (10) business days after demand, Tenant shall have the right to deduct the amount thereof from the next installment(s) of Base Rent.

22.COMMUNICATIONS AND COMPUTER LINETenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the "Lines"), provided that Tenant shall obtain Landlord's prior written consent, use an experienced and qualified contractor reasonably approved in writing by Landlord, and comply with all of the other applicable provisions of Articles 7 and 8 of this Lease.  Tenant shall pay all costs in connection therewith.  Landlord reserves the right, upon notice to Tenant prior to the expiration or earlier termination of this Lease, to require that Tenant, at Tenant's sole cost and expense, remove any Lines located in or serving the Premises prior to the expiration or earlier termination of this Lease.

23.SIGNS

23.1Exterior Signage.  Subject to Landlord's prior written approval, which shall not be unreasonably withheld, conditioned or delayed, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, at its sole cost and expense, may install (i) identification signage on any existing monument sign located at the exterior of the Project, and (ii) signage at the entrance to the Building (collectively, "Tenant Signage"); provided, however, in no event shall Tenant's Signage include an "Objectionable Name," as that term is defined in Section 23.3, of this Lease.  All such signage shall be subject to Tenant's obtaining all required governmental approvals.  All permitted signs shall be maintained by Tenant at its expense in a first-class and safe condition and appearance.  Upon the expiration or earlier termination of this Lease, Tenant shall remove all of its signs at Tenant's sole cost and expense.  The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact location of Tenant's Signage (collectively, the "Sign Specifications") shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be consistent and compatible with the quality and nature of the Project.  Tenant hereby acknowledges that, notwithstanding Landlord's approval of Tenant's Signage, Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for Tenant's Signage.  In the event Tenant does not receive the necessary governmental approvals and permits for Tenant's Signage, Tenant's and Landlord's rights and obligations under the remaining terms and conditions of this Lease shall be unaffected.

23.2Objectionable Name.  Tenant's Signage shall not include a name or logo which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of the Comparable Buildings (an "Objectionable Name").  The parties hereby agree that the following name, or any reasonable derivation thereof, shall be deemed not to constitute an Objectionable Name:  "Audentes Therapeutics, Inc.."

23.3Prohibited Signage and Other Items.  Any signs, notices, logos, pictures, names or advertisements which are installed by Tenant and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant.  Any signs, window coverings, or blinds (even if the same are located

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behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

23.4Termination of Right to Tenant's Signage.  The rights contained in this Article 23 shall be personal to Original Tenant and its Permitted Assignee, and may only be exercised and maintained by such parties (and not any other assignee, sublessee or other transferee of the Original Tenant's interest in this Lease) to the extent (x) they are not in default under this Lease (beyond any applicable notice and cure period) and (y) if they occupy the entire Premises.

24.COMPLIANCE WITH LAWLandlord shall comply with all "Applicable Laws" (defined below) relating to the Base Building and Common Areas, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that, as between Landlord and Tenant, Landlord shall not be deemed to be in default of the Lease as a result of the failure to comply with any Applicable Laws unless Landlord's failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, would materially affect the safety of Tenant's employees or create a material health hazard for Tenant's employees, or would otherwise result in any material cost or liability to Tenant.  Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (the "Applicable Laws").  At its sole cost and expense, Tenant shall promptly comply with all such Applicable Laws (including the making of any alterations to the Premises required by Applicable Laws) which relate to (i) Tenant's use of the Premises, (ii) the Alterations or the Tenant Improvements in the Premises, or (iii) the "Base Building" (which shall include the Building Structure, and the public restrooms, elevators, exit stairwells and the Building Systems located in the internal core of the Buildings on the floor or floors on which the Premises is located), but, as to the Base Building, only to the extent such obligations are triggered by Tenant's Alterations, the Tenant Improvements, or Tenant's particular use of the Premises.  Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations.  Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Building and Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this Article 24.  The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.  For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project, Building and Premises have not undergone inspection by a Certified Access Specialist (CASp).  As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows:  "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises."  In furtherance of the foregoing, Landlord and Tenant hereby agree as follows:  (a) any CASp inspection requested by Tenant shall be conducted, at Tenant's sole cost and expense, by a CASp approved in advance by Landlord (such approval not to be unreasonably withheld, conditioned or delayed); and (b) pursuant to Article 24 below, Tenant, at its cost, is responsible for making any repairs within the Premises to correct violations of construction-related accessibility standards; and, if anything done by or for Tenant in its use or occupancy of the Premises shall require repairs to the Building (outside the Premises) to correct violations of construction-related accessibility standards, then Tenant shall, at Landlord's option, either perform such repairs at Tenant's sole cost and expense or reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such repairs.

25.LATE CHARGESIf any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) business days after Tenant's receipt of written notice from Landlord that said amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any reasonable attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other

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charges when due hereunder.  Notwithstanding the foregoing, the first late payment by Tenant in any twelve (12) month period shall not be subject to such late charge.  The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.  In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual "Bank Prime Loan" rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus three (3) percentage points, and (ii) the highest rate permitted by Applicable Law.  Notwithstanding the foregoing, the first late payment by Tenant in any twelve (12) month period shall not be subject to such interest.

26.LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1Landlord's Cure.  All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein.  If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2Tenant's Reimbursement.  Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor:  (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended.  Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

27.ENTRY BY LANDLORDLandlord reserves the right at all reasonable times and upon not less than twenty-four (24) hours' notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers or, during the last twelve (12) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility (to the extent applicable pursuant to then Applicable Law); or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building's systems and equipment. Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes.  In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises.  Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

28.TENANT PARKINGTenant shall have the right to use the amount of parking set forth in Section 9 of the Summary, in the on-site and/or off-site, as the case may be, parking facility (or facilities) which serve the Project.  Tenant shall abide by all reasonable rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located (including any sticker or other identification system established by Landlord and the prohibition of vehicle repair and maintenance activities in the parking facilities) (provided that such rules and regulations are not discriminatorily applied vis-à-vis Tenant), and shall cooperate in seeing that Tenant's employees and visitors also comply with such rules and regulations.  Tenant's use of the Project parking facility shall be at Tenant's sole risk and Tenant acknowledges and agrees that Landlord shall have no liability whatsoever for damage to the vehicles of Tenant, its employees and/or visitors, or for other personal injury or property damage or theft relating to or connected with the parking rights granted herein or any of

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Tenant's, its employees' and/or visitors' use of the parking facilities, except to the extent arising from the negligence or willful misconduct of Landlord or the Landlord Parties.

29.MISCELLANEOUS PROVISIONS

29.1Terms; Captions.  The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular.  The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.  The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2Binding Effect.  Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3No Air Rights.  No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.  If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the  Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

29.4Modification of Lease.  Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights or obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor.  At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a commercially reasonable memorandum of Lease and deliver the same to Landlord within ten (10) business days following the request therefor.

29.5Transfer of Landlord's Interest.  Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee.

29.6Prohibition Against Recording.  Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7Landlord's Title.  Landlord's title is and always shall be paramount to the title of Tenant.  Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8Relationship of Parties.  Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9Application of Payments.  Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10Time of Essence.  Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

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29.11Partial Invalidity.  If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12No Warranty.  In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13Landlord Exculpation; Mutual Waiver of Consequential Damages.  The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building.  Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.  The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns.  Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease.  Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use or any other consequential damages, in each case, however occurring, or loss to inventory, scientific research, scientific experiments, laboratory animals, products, specimens, samples, and/or scientific, business, accounting and other records of every kind and description kept at the premises and any and all income derived or derivable therefrom.  Similarly, except with respect to Tenant's violations of the provisions of this Lease regarding Hazardous Materials and Tenant's holding over in the Premises following the expiration or sooner termination of this Lease, Tenant shall not be liable under any circumstances for injury or damage to, or interference with, Landlord's business, including, but not limited to, loss of profits or other revenues  (not including, however, loss of rents), loss of business opportunity, loss of goodwill or loss of use or any other consequential damages, in each case, however occurring.  Except to the extent provided by Applicable Law (e.g., piercing the corporate veil), under no circumstances shall any present or future partner, member, stockholder, trustee, beneficiary, officer, director, employee or agent of Tenant or the Tenant Parties have any personal liability for the performance of Tenant’s obligations under this Lease.

29.14Entire Agreement.  It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties' entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease.  None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15Right to Lease.  Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project.  Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16Force Majeure.  Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid pursuant to this Lease (collectively, a "Force Majeure"), notwithstanding anything to the contrary contained in

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this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

29.17Waiver of Redemption by Tenant.  Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

29.18Notices.  All notices, demands, statements, designations, approvals  or other communications (collectively, "Notices") given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested ("Mail"), (B) delivered by a nationally recognized overnight courier, or (C) delivered personally.  Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant.  Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made.  As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

Britannia Gateway II Limited Partnership
c/o HCP, Inc.
3760 Kilroy Airport Way, Suite 300
Long Beach, CA  90806-2473
Attn:  Legal Department

with a copy to:

HCP Life Science Estates
950 Tower Lane, Suite 1650

Foster City, CA 94404
Attention:  Jonathan M. Bergschneider

29.19Joint and Several.  If there is more than one tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20Authority.  Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State of California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.  In such event, Tenant shall, within ten (10) days following written request from Landlord, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon ten (10) days written request by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant's state of incorporation and (ii) qualification to do business in the State of California.  Landlord hereby represents and warrants that Landlord is a duly formed and existing entity qualified to do business in the State of California and that Landlord has full right and authority to execute and deliver this Lease and that each person signing on behalf of Landlord is authorized to do so.

29.21Attorneys' Fees.  In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22Governing Law; WAIVER OF TRIAL BY JURY.  This Lease shall be construed and enforced in accordance with the laws of the State of California.  IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY

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COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.  IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

29.23Submission of Lease.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24Brokers.  Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.  The terms of this Section 29.24 shall survive the expiration or earlier termination of the Lease Term.

29.25Independent Covenants.  This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26Project or Building Name, Address and Signage.  Subject to the terms of this Section 29.26, Landlord shall have the right at any time to change the name and/or address of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord's sole discretion, desire.  Notwithstanding the foregoing, in no event shall Landlord change the name of the Building to be or erect any signage on the interior or exterior of the Building or adjacent to the Building which is reasonably deemed to be offensive in nature..  Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27Counterparts.  This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document.  Both counterparts shall be construed together and shall constitute a single lease.

29.28Intentionally Omitted.

29.29Development of the Project.

29.29.1Subdivision.  Landlord reserves the right to subdivide all or a portion of the buildings and Common Areas.  Tenant agrees to execute and deliver, upon demand by Landlord and in the commercially reasonable form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from a subdivision and any all maps in connection therewith.  Notwithstanding anything to the contrary set forth in this Lease, the separate ownership of any buildings and/or Common Areas by an entity other than Landlord shall not affect the calculation of Direct Expenses or Tenant's payment of Tenant's Share of Direct Expenses.

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29.29.2Construction of Property and Other Improvements.  Tenant acknowledges that portions of the Project may be under construction following Tenant's occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project.  Landlord shall use commercially reasonable efforts to minimize the impact of such construction.  Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction.

29.30No Violation.  Each of Tenant and Landlord hereby warrants and represents to the other party that neither its execution of nor performance under this Lease shall cause it to be in violation of any agreement, instrument, contract, law, rule or regulation by which it is bound, and it shall protect, defend, indemnify and hold the other party harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and costs, arising from its breach of this warranty and representation.

29.31Transportation Management.  Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project and/or the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.  Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project, Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

[signatures contained on following page]

[Britannia Gateway Business Park] [Audentes Therapeutics, Inc.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:

BRITANNIA GATEWAY II LIMITED PARTNERSHIP,
a Delaware limited partnership

By:HCP Biotech Gateway Incorporated,
its General Partner

By:/s/ Jonathan M. Bergschneider

Jonathan M. Bergschneider
Senior Managing Director

TENANT: AUDENTES THERAPEUTICS, INC., a Delaware corporation By: /s/ Matthew Patterson Matthew Patterson Print Name Its: President and CEO By: Print Name Its:

[Britannia Gateway Business Park] [Audentes Therapeutics, Inc.

EXHIBIT A

BRITANNIA GATEWAY BUSINESS PARK

OUTLINE OF PREMISES

-1-	[Audentes Therapeutics, Inc.]

EXHIBIT A-1

BRITANNIA GATEWAY BUSINESS PARK

PROJECT SITE PLAN

-1-	[Audentes Therapeutics, Inc.]

EXHIBIT B

BRITANNIA GATEWAY BUSINESS PARK

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the initial improvement of the Premises for Tenant following the date of this Lease.  This Tenant Work Letter is essentially organized chronologically and addresses the issues of construction, in sequence, as such issues will arise during construction in the Premises.

SECTION 1

CONDITION OF PREMISES

1.1Condition of Premises.  Tenant acknowledges that except as provided in the preceding sentence, Tenant shall accept the Premises in their existing, "as-is" condition on the date of delivery thereof to Tenant.  Except for the payment of the Tenant Improvement Allowance as provided in Section 2, below, and the Landlord’s Work, set forth in Section 1.2, below, Landlord shall have no obligation to make or pay for any improvements to the Premises.

1.2Landlord's Work.  Landlord shall, at Landlord's sole cost and expense, utilizing Building standard methods, materials, components, and finishes in good and workmanlike manner and in compliance with all Applicable Laws, (i) cause the construction or installation of Building standard demising walls separating the Premises from the remainder of the floor in which the Premises is located and perform all other work required to separate the Premises from the remainder of the floor in which the Premises is located, (ii) perform any work necessary to cause the plumbing, electrical systems, fire sprinkler system, lighting, and all other building systems serving the Premises to be in good operating condition and repair, and (iii) provided that Tenant continues to utilize existing entrances for required means of egress from the Building, Landlord will be responsible for making modifications to the exterior of the Building, the existing Building entrances, and all exterior Common Areas (including required striping and handicapped spaces in the parking areas) as required to cause such areas to be in compliance with ADA and parking requirements, to the extent required to allow the legal occupancy of the Premises or completion of the Tenant Improvements (collectively, the "Landlord's Work").  Tenant hereby acknowledges that Landlord may perform all or portions of such Landlord's Work concurrently with the construction of the Tenant Improvements by Tenant and during the Lease Term, and Landlord and Tenant shall cooperate (and shall cause their respective contractors, subcontractors and agents to cooperate) with each other in good faith in order that the work being performed by each party may be completed without material interference with the completion of the work being completed by the other party and without increase in cost to the other party. Tenant hereby acknowledges that Landlord shall be permitted to perform the Landlord's Work during Tenant's occupancy of the Premises.  Notwithstanding such occupancy of the Premises during the performance of the Landlord's Work, Landlord shall be permitted to perform the Landlord's Work during normal business hours, and Tenant shall provide a clear working area for such work, if necessary (including, but not limited to, the moving of furniture, fixtures and Tenant’s property away from the area in which Landlord is performing the Landlord's Work).  Further, Tenant shall cooperate with all reasonable Landlord requests made in connection with or related to Landlord's completion of the Landlord's Work.  Tenant hereby agrees that the performance of the Landlord's Work in the Premises shall in no way constitute a constructive eviction of Tenant nor, except as expressly set forth in this Lease, entitle Tenant to any abatement of rent.  Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Landlord's Work, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of use of the whole or any part of the Premises, or for any inconvenience or annoyance occasioned by the Landlord's Work or Landlord's actions (or the actions of Landlord's contractors, employees and/or agents) in connection with the Landlord's Work.  Further, except to the extent arising from Landlord’s or any of its contractor’s, employee’s and/or agent’s negligence or willful misconduct, Landlord shall have no responsibility or for any reason be liable to Tenant for damage to Tenant’s personal property or improvements resulting from the Landlord's Work or Landlord’s actions (or the actions of Landlord's contractors, employees and/or agents) in connection with the Landlord's Work.  Landlord shall use commercially reasonable efforts to perform the Landlord's Work in a manner designed to minimize interference with Tenant’s normal business operations in the Premises, and in connection therewith, construction activities that are reasonably anticipated to be disruptive to Tenant are to be conducted after

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normal business hours. Such activities to be performed after normal business hours include, but are not limited to: shooting drywall screwing, hammering, loud cutting, painting, staining, sanding, welding and soldering.

SECTION 2

TENANT IMPROVEMENTS

2.1

Tenant Improvement Allowance.  Commencing as of the Lease Commencement Date, Tenant shall be entitled to use the "Tenant Improvement Allowance", as defined in Section 5 of the Summary to this Lease, for the costs relating to the initial design and construction of Tenant's improvements, which are permanently affixed to the Premises or which are "Tenant Improvement Allowance Items," as that term is defined in Section 2.2.1, below (collectively, the "Tenant Improvements").  In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter or otherwise in connection with Tenant's construction of the Tenant Improvements or any Tenant Improvement Allowance Items, as defined below, in a total amount which exceeds the sum of the Tenant Improvement Allowance and the Additional TI Allowance (defined in Section 2.5 below).  All Tenant Improvements for which the Tenant Improvement Allowance has been made available shall be deemed Landlord's property under the terms of the Lease; provided, however, Landlord may, by written notice to Tenant given concurrently with Landlord's approval of the "Final Working Drawings", as that term is defined in Section 3.3, below, require Tenant, prior to the end of the Lease Term, or given following any earlier termination of this Lease, at Tenant's expense, to remove any Tenant Improvements and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a Building standard general office condition.  Any portion of the Tenant Improvement Allowance that is not disbursed or allocated for disbursement by December 31, 2018, shall revert to Landlord and Tenant shall have no further rights with respect thereto, provided that such date shall be extended on a day for day basis in the event of any delay in the delivery of the Premises to Tenant beyond February 1, 2018.

2.2	Disbursement of the Tenant Improvement Allowance.

2.2.1Tenant Improvement Allowance Items.  Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance and Additional Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the "Tenant Improvement Allowance Items"):

2.2.1.1Payment of all reasonable fees of the "Architect" and the "Engineers," as those terms are defined in Section 3.1 of this Tenant Work Letter, project management fees, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the "Construction Drawings," as that term is defined in Section 3.2 of this Tenant Work Letter;

2.2.1.2The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.1.3The payment for all demolition and removal of existing improvements in the Premises and the PMA fee;

2.2.1.4The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, costs incurred for removal of existing furniture, fixtures or equipment in the Premises, hoisting and trash removal costs, costs to purchase and install in the Premises equipment customarily incorporated into laboratory improvements or laboratory utility systems, including, without limitation, UPS, DI Systems, boilers, air compressors, glass/cage washers and autoclaves, painting, and contractors' fees and general conditions;

2.2.1.5The cost of any changes in the Base Building when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.6The cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the "Code");

2.2.1.7Sales and use taxes;

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2.2.1.8Subject to Section 2.2, above, all other actual out-of-pocket costs expended by Landlord in connection with the construction of the Tenant Improvements, including, without limitation, costs expended by Landlord pursuant to Section 4.1.1 of this Tenant Work Letter, below.

2.2.2Disbursement of Tenant Improvement Allowance.  During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance and Additional TI Allowance, if applicable, for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

2.2.2.1Monthly Disbursements.  On or before the fifth (5th) day of each calendar month, during the design and construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant may deliver to Landlord:  (i) a request for reimbursement of amounts paid to the "Contractor," as that term is defined in Section 4.1.1 of this Tenant Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of "Tenant's Agents," as that term is defined in Section 4.1.2 of this Tenant Work Letter, for labor rendered and materials for the Premises; (iii) executed mechanic's lien releases, as applicable, from all of Tenant's Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of the California Civil Code; and (iv) all other information reasonably requested by Landlord.  Tenant's request for payment shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request.  Within forty-five (45) days thereafter, Landlord shall deliver a check to Tenant made payable to Tenant in payment of the lesser of:  (A) the amounts so requested by Tenant as set forth in this Section 2.2.3.1, above (or, subject to the terms of Section 4.2.1, below, a percentage thereof), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance and Additional Improvement Allowance, if applicable, provided that Landlord does not dispute any request for payment based on non-compliance of any work with the "Approved Working Drawings," as that term is defined in Section 3.5 below, or due to any substandard work.  Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.

2.2.2.2Final Deliveries.  Following the completion of construction of the Tenant Improvements, Tenant shall deliver to Landlord properly executed final mechanic's lien releases in compliance with the California Civil Code from all of Tenant's Agents, and a certificate certifying that the construction of the Tenant Improvements in the Premises has been substantially completed.  Tenant shall record a valid Notice of Completion in accordance with the requirements of Section 4.3 of this Tenant Work Letter.

2.2.2.3Other Terms.  Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance and Additional TI Allowance, if applicable, to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items.  All Tenant Improvement Allowance Items for which the Tenant Improvement Allowance and Additional TI Allowance have been made available shall be deemed Landlord's property under the terms of this Lease.

2.4	Building Standards. The quality of Tenant Improvements shall be in keeping with the existing improvements in the Premises.
2.5

Additional Tenant Improvement Allowance.  In addition to the Tenant Improvement Allowance, Tenant shall have the right, by written notice to Landlord given on or before December 31, 2018 (provided that such date shall be extended on a day for day basis in the event of any delay in the delivery of the Premises to Tenant beyond February 1, 2018), to use up to $35.00 per rentable square foot of the Premises (i.e., up to $929,355.00) (the "Additional TI Allowance") towards the payment of the costs of the Tenant Improvement Allowance Items.  In the event Tenant exercises its right to use all or any portion of the Additional TI Allowance, Tenant shall be required to pay Landlord, commencing on the date the Tenant Improvements are completed (the "Additional Payment Commencement Date"), the "Additional TI Allowance Payment," as that term is defined below, in consideration of Landlord provision of the Additional TI Allowance.  The "Additional TI Allowance Payment" shall be determined as the missing component of an annuity, which annuity shall have (i) the amount of the Additional TI Allowance utilized by Tenant as the present value amount, (ii) a number equal to the number of full calendar months then remaining in the Lease Term as the number of payments, (iii) a monthly interest factor equal to eighty-three one-hundredths percent (0.83%), which is equal to ten percent (10%) divided by twelve (12) months per year, and (iv) the Additional TI Allowance Payment as the missing component of the annuity.  Following the calculation of the Additional TI Allowance Payment, Landlord and Tenant will enter into a lease amendment to confirm the amount thereof.  Any portion of the Tenant Improvement Allowance that is not disbursed or allocated for disbursement by

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December 31, 2018 (provided that such date shall be extended on a day for day basis in the event of any delay in the delivery of the Premises to Tenant beyond February 1, 2018), shall revert to Landlord and Tenant shall have no further rights with respect thereto.

2.6

Failure to Disburse the Tenant Improvement Allowance.  To the extent that Landlord fails to make payments from the Tenant Improvement Allowance or Additional TI Allowance in accordance with the terms of this Tenant Work Letter, and such amounts remain unpaid for thirty (30) days after notice from Tenant, then without limiting Tenant's other remedies under the Lease, Tenant may, after Landlord's failure to pay such amounts within ten (10) business days after Tenant's delivery of a second notice from Tenant delivered after the expiration of such 30-day period, pay the same and deduct the amount thereof, together with interest at the interest rate set forth in Section 25, from the Rent next due and owning under the Lease.  Notwithstanding the foregoing, if during either the 30-day or 10-day period set forth above, Landlord (i) delivers notice to Tenant that it disputes any portion of the amounts claimed to be due (the "Allowance Dispute Notice"), and (ii) pays any amounts not in dispute, Tenant shall have no right to offset any disputed amounts against rent, but may institute proceedings to recover such amounts from Landlord.

SECTION 3

CONSTRUCTION DRAWINGS

3.1

Selection of Architect.  Tenant shall retain an architect/space planner (the "Architect") approved in advance by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) to prepare the Final Space Plan and Final Working Drawings as provided in Section 3.2 and 3.3, below.  Tenant shall retain the engineering consultants or design/build subcontractors designated by Tenant and reasonably approved in advance by Landlord (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises, which work is not part of the Base Building.  All such plans and drawings shall comply with the drawing format and specifications reasonably determined by Landlord, and shall be subject to Landlord's reasonable approval.  Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith.  Landlord's review of any plans or drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters.

3.2

Final Space Plan.  Tenant shall supply Landlord with four (4) copies signed by Tenant of its final space plan for the Premises before any architectural working drawings or engineering drawings have been commenced.  The final space plan (the "Final Space Plan") shall include a layout and designation of all offices, labs, rooms and other partitioning, their intended use, and equipment to be contained therein.  Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan.  Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect with reasonable specificity.  If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require.

3.3

Final Working Drawings.  After the Final Space Plan has been approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, Title 24 calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the "Final Working Drawings" (as that term is defined below) in the manner as set forth below.  Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is sufficiently complete to allow all of Tenant's Agents to bid on the work and to obtain all applicable permits (collectively, the "Final Working Drawings") and shall submit the same to Landlord for Landlord's approval, which shall not be unreasonably withheld, conditioned, or delayed.  Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings.  Landlord shall advise Tenant within ten (10) business days after Landlord's receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect with reasonable specificity.  If Tenant is so advised, Tenant shall promptly

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cause the Final Working Drawings to be revised in accordance with such review and any disapproval of Landlord in connection therewith.
3.5

Approved Working Drawings.  The Final Working Drawings shall be approved by Landlord (the "Approved Working Drawings") prior to the commencement of construction of the Premises by Tenant.  Concurrently with Tenant's delivery of the Final Working Drawings to Landlord for Landlord's approval, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits.  Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy.  No material changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned, or delayed.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1	Tenant's Selection of Contractors.

4.1.1The Contractor; Landlord's Project Manager.  Tenant shall retain a licensed general contractor, approved in advance by Landlord, to construct the Tenant Improvements ("Contractor").  Landlord's approval of the Contractor shall not be unreasonably withheld, conditioned or delayed.  Landlord hereby pre-approves NOVO as the Contractor.  Landlord shall retain Project Management Advisors, Inc. ("PMA") as a third party project manager for construction oversight of the Tenant Improvements on behalf of Landlord, and Tenant shall pay a fee to Landlord with respect to the PMA services equal to $4,069.00 per month of construction, which such amount shall be payable only during the period during actual design and construction prior to substantial competition.

4.1.2Tenant's Agents.  All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as "Tenant's Agents").  The subcontractors used by Tenant, but not any laborers, materialmen, and suppliers, must be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed.  If Landlord does not approve any of Tenant's proposed subcontractors, Tenant shall submit other proposed subcontractors for Landlord's written approval.

4.2	Construction of Tenant Improvements by Tenant's Agents.

4.2.1Construction Contract; Cost Budget.  Tenant shall engage the Contractor under a commercially reasonable and customary construction contract, approved by Landlord (such approval not to be unreasonably withheld, conditioned or delayed) (collectively, the "Contract").  Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, as set forth more particularly in Sections 2.2.1.1 through 2.2.1.10, above, in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the estimated total costs of the work of the Tenant Improvement project (the "Final Costs").  The difference between the amount of the Final Costs and the amount of the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Tenant Improvements) is referred to herein as the "Over-Allowance Amount".  In the event that an Over-Allowance Amount exists in connection with any particular construction project involving the construction of the Improvements, then Tenant shall pay a percentage of each amount requested by Contractor or otherwise disbursed under this Work Letter, which percentage shall be equal to the Over-Allowance Amount divided by the amount of the Final Costs and such payments by Tenant (the “Over-Allowance Payments”) shall be a condition to Landlord’s obligation to pay any amounts from the Tenant Improvement Allowance.  In the event that, after the Final Costs have been delivered by Tenant to Landlord, the costs relating to the design and construction of the Tenant Improvements shall change, any additional costs necessary to such design and construction in excess of the Final Costs, shall be in accordance with the terms of the immediately preceding sentence and the amounts to be disbursed by Landlord pursuant to the terms of this Work Letter thereafter shall be accordingly adjusted so that Landlord’s disbursements in the aggregate pursuant to the terms of this Work Letter and Tenant’s Over-Allowance Payments are each proportionate to the adjusted Final Costs.  In connection with any Over-Allowance Payment made by Tenant

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pursuant to this Section 4.2.1, Tenant shall provide Landlord with the documents described in Sections 2.2.2.1 (i), (ii), (iii) and (iv) of this Tenant Work Letter, above, for Landlord's approval (such approval not to be unreasonably withheld, conditioned or delayed), prior to Tenant paying such costs.  All Tenant Improvements paid for by the Over-Allowance Amount shall be deemed Landlord's property under the terms of the Lease.

4.2.2Tenant's Agents.

4.2.2.1Compliance with Drawings and Schedule.  Tenant's and Tenant's Agent's construction of the Tenant Improvements shall comply with the following:  (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; and (ii) Tenant's Agents shall submit schedules of all work relating to the Tenant's Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant's Agents of any changes which are necessary thereto, and Tenant's Agents shall adhere to such corrected schedule.

4.2.2.2Indemnity.  Tenant's indemnity of Landlord as set forth in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment.  Such indemnity by Tenant, as set forth in this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.  The foregoing indemnity shall not apply to claims caused by the gross negligence or willful misconduct of Landlord, Landlord Parties, its member partners, shareholders, officers, directors, agents, employees, and/or contractors.

4.2.2.2Requirements of Tenant's Agents.  Each of Tenant's Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of substantial completion of the work under the Contract ("Substantial Completion").  Each of Tenant's Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after Substantial Completion.  The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby.  All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either.  Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

4.2.2.4Insurance Requirements.

4.2.2.4.1

General Coverages.  All of Tenant's Agents shall carry the following insurance with insurers having a  minimum A.M. best rating of A- VIII or better (i) worker's compensation insurance covering all of Tenant's Agents' respective employees with a waiver of subrogation in favor of Landlord and the property manager, (ii) general liability insurance with a limit of not less than $1,000,000 per occurrence and $2,000,000 general aggregate, including products/completed operations and contractual coverage, and including Landlord and its property manager as additional insureds, and (ii) if the cost of such Tenant Improvements exceeds $100,000 in the aggregate, then Builders Risk insurance covering the construction of the Tenant Improvements, and such policy shall include Landlord as an additional insured.

4.2.2.4.2	Intentionally Omitted.
4.2.2.4.3

General Terms.  Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Expansion Tenant Improvements and before the Contractor's equipment is moved onto the site.  All such policies of insurance must contain a provision that the company writing said policy will endeavor to give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance.  In the event that the Expansion Tenant Improvements are damaged by any cause during the course of the construction thereof,

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Tenant shall promptly repair the same at Tenant's sole cost and expense.  Tenant's Agents shall maintain all of the foregoing insurance coverage in force until the Expansion Tenant Improvements are fully completed, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work.  Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder.  The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Tenant Work Letter.

4.2.2Governmental Compliance.  The Tenant Improvements shall comply in all respects with the following:  (i) all state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications.

4.2.4Inspection by Landlord.  Landlord shall have the right to inspect the Tenant Improvements at all reasonable times during the construction period and with reasonable prior notice, provided however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same.  Should Landlord reasonably disapprove any portion of the Tenant Improvements, on the grounds that the construction is defective or fails to comply with the Approved Working Drawings, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved.  Any such defects or deviations shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists that might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant's use of such other tenant's leased premises, Landlord may, upon notice to Tenant, take such action as Landlord reasonably deems necessary, at Tenant's expense and without incurring any liability on Landlord's part (except to the extent arising from the negligence or willful misconduct of Landlord or the Landlord Parties), to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's reasonable satisfaction.

4.2.5Meetings.  Commencing upon the execution of this Lease, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord's request, certain of Tenant's Agents shall attend such meetings.  In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord.  One such meeting each month shall include the review of Contractor's current request for payment.

4.3

Notice of Completion; Copy of Record Set of Plans.  Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a valid Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation.  If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense.  At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (x) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (y) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (z) to deliver to Landlord two (2) sets of copies of such record set of drawings (hard copy and CAD files) within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.  Within fifteen (15) days after request by Tenant following the Substantial Completion of the Tenant Improvements, Landlord will acknowledge its approval of the Tenant Improvements (provided that such approval has been granted) by placing its signature on a Contractor’s Certificate of Substantial Completion fully executed by the Architect, Contractor and Tenant.  Landlord’s approval shall not create any contingent liabilities for Landlord with respect to any latent quality, design, Code compliance or other like matters that may arise subsequent to Landlord’s approval.

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SECTION 5

MISCELLANEOUS

5.1

Tenant's Entry Into the Premises Prior to Substantial Completion.  Provided that Tenant and its agents do not interfere with Contractor's work in the Building and the Premises, Contractor shall allow Tenant access to the Premises prior to the Substantial Completion of the Premises for the purpose of Tenant installing equipment or fixtures (including Tenant's data and telephone equipment) in the Premises.

5.2

Tenant's Representative.  Tenant has designated David Nagler and Steve Terry as its sole representatives with respect to the matters set forth in this Tenant Work Letter, who shall each have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.3

Landlord's Representative.  Landlord has designated Jeff Marcowitz with PMA, as its sole representatives with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.4

Time is of the Essence in This Tenant Work Letter.  Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days.  If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.5

Tenant's Lease Default.  Notwithstanding any provision to the contrary contained in the Lease or this Tenant Work Letter, if any economic or material non-economic default by Tenant under the Lease (beyond the applicable notice and cure periods) or this Tenant Work Letter (including, without limitation, any failure by Tenant to fund any portion of the Over-Allowance Amount) occurs at any time on or before the substantial completion of the Tenant Improvements and such default remains uncured ten (10) days following Landlord's notice of such default to Tenant, then in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may, without any liability whatsoever, cause the cessation of construction of the Tenant Improvements (in which case, Tenant shall be responsible for any delay in the substantial completion of the Tenant Improvements and any costs occasioned thereby) until such time as the subject default is cured.

-8-	[Audentes Therapeutics, Inc.]

EXHIBIT C

BRITANNIA GATEWAY BUSINESS PARK

NOTICE OF LEASE TERM DATES

To:	_______________________ _______________________ _______________________ _______________________
Re:

Lease dated ____________, 20__ between ____________________, a _____________________ ("Landlord"), and _______________________, a _______________________ ("Tenant") concerning Suite ______ on floor(s) __________ of the building located at  ___________________________, California.

Gentlemen:

In accordance with the Lease (the "Lease"), we wish to advise you and/or confirm as follows:

1.	The Lease Term shall commence on or has commenced on _____________ for a term of _______________ ending on _______________.
2.	Rent commenced to accrue on ____________, in the amount of ____________.
3.

If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment.  Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4.	Your rent checks should be made payable to __________ at ______________.
5.	The exact number of rentable/usable square feet within the Premises is _________ square feet.
6.	Tenant's Share as adjusted based upon the exact number of usable square feet within the Premises is ____________%.

"Landlord": , a By: Its:

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Agreed to and Accepted as of , 200 . "Tenant": a By: Its:

-2-	[Audentes Therapeutics, Inc.]

EXHIBIT D

BRITANNIA GATEWAY BUSINESS PARK

FORM OF TENANT'S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Lease (the "Lease") made and entered into as of ___________, 20___ by and between _______________ as Landlord, and the undersigned as Tenant, for Premises consisting of the entire office building located at ______________________________, California, certifies as follows:

1.

Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto.  The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2.

The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on __________, and the Lease Term expires on ___________, and except as may otherwise be set forth in the Lease, the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project except as follows: ______________.

3.	Base Rent became payable on ____________.
4.	The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.
5.	Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6.

All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ___________.  The current monthly installment of Base Rent is $_____________________.

7.

To Tenant's knowledge, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.  In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.  Except as may otherwise be set forth in the Lease, the Lease does not require Landlord to provide any rental concessions or to pay any leasing brokerage commissions.

8.

No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.  Neither Landlord, nor its successors or assigns, shall in any event be liable or responsible for, or with respect to, the retention, application and/or return to Tenant of any security deposit paid to any prior landlord of the Premises, whether or not still held by any such prior landlord, unless and until the party from whom the security deposit is being sought, whether it be a lender, or any of its successors or assigns, has actually received for its own account, as landlord, such security deposit (or portion thereof).

9.	As of the date hereof, to the undersigned's knowledge, there are no existing defenses or offsets, or claims or any basis for a claim, that the undersigned has against Landlord.
10.

Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

11.	There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

-1-	[Audentes Therapeutics, Inc.]

12.

Tenant is in compliance with all federal, state and local laws, ordinances, rules and regulations relating to hazardous or toxic materials pursuant to the terms of the Lease.  Tenant has never permitted or suffered, nor does Tenant have any knowledge of, the generation, manufacture, treatment, use, storage, disposal or discharge of any hazardous, toxic or dangerous waste, substance or material in, on, under or about the Project or the Premises or any adjacent premises or property in violation of any federal, state or local law, ordinance, rule or regulation relating to hazardous or toxic materials.

13.

To the undersigned's knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.  To the undersigned's knowledge, all work (if any) in the common areas required by the Lease to be completed by Landlord has been completed and all parking spaces required by the Lease have been furnished and/or all parking ratios required by the Lease have been met.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at ______________ on the ____ day of ___________, 200_.

"Tenant": , a By: Its: By: Its:

-2-	[Audentes Therapeutics, Inc.]

EXHIBIT E

BRITANNIA GATEWAY BUSINESS PARK

ENVIRONMENTAL QUESTIONNAIRE

ENVIRONMENTAL QUESTIONNAIRE
FOR COMMERCIAL AND INDUSTRIAL PROPERTIES

Tenant Name:

Lease Address:

Lease Type (check correct box – right click to properties):  ☐ Primary Lease/Lessee

☐ Sublease from:

Instructions: The following questionnaire is to be completed by the Lessee representative with knowledge of the planned operations for the specified building/location. Please print clearly and attach additional sheets as necessary.

1.0	PROCESS INFORMATION

Describe planned site use, including a brief description of manufacturing processes and/or pilot plants planned for this site, if any.

2.0	HAZARDOUS MATERIALS – OTHER THAN WASTE

Will (or are) non-waste hazardous materials be/being used or stored at this site? If so, continue with the next question. If not, go to Section 3.0.

2.1	Are any of the following materials handled on the Property? ☐ Yes ☐ No

[A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.] If YES, check (right click to properties) the applicable correct Fire Code hazard categories below.

☐	Combustible dusts/fibers	☐	Explosives	☐	Flammable liquids
☐	Combustible liquids (e.g., oils)	☐	Compressed gas - inert	☐	Flammable solids/pyrophorics
☐	Cryogenic liquids - inert	☐	Compressed gas - flammable/pyrophoric	☐	Organic peroxides
☐	Cryogenic liquids - flammable	☐	Compressed gas - oxidizing	☐	Oxidizers - solid or liquid
☐	Cryogenic liquids - oxidizing	☐	Compressed gas - toxic	☐	Reactives - unstable or water reactive
☐	Corrosives - solid or liquid	☐	Compressed gas - corrosive	☐	Toxics - solid or liquid

2-2.

For all materials checked in Section 2.1 above, please list the specific material(s), use(s), and quantities of each used or stored on the site in the table below; or attach a separate inventory. NOTE: If proprietary, the constituents need not be named but the hazard information and volumes are required.

-1-	[Audentes Therapeutics, Inc.]

Material/ Chemical	Physical State (Solid, Liquid, or Gas)	Container Size	Number of Containers Used & Stored	Total Quantity	Units (pounds for solids, gallons or liters for liquids, & cubic feet for gases)

2-3.	Describe the planned storage area location(s) for the materials in Section 2-2 above. Include site maps and drawings as appropriate.

2-4.	Other hazardous materials. Check below (right click to properties) if applicable. NOTE: If either of the latter

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two are checked (BSL-3 and/or radioisotope/radiation), be advised that not all lease locations/cities or lease agreements allow these hazards; and if either of these hazards are planned, additional information will be required with copies of oversight agency authorizations/licenses as they become available.

☐	Risk Group 2/Biosafety Level-2 Biohazards	☐	Risk Group 3/Biosafety Level-3 Biohazards	☐	Radioisotopes/Radiation
3.0	HAZARDOUS WASTE (i.e., REGULATED CHEMICAL WASTE)

Are (or will) hazardous wastes (be) generated?       ☐ Yes   ☐ No

If YES, continue with the next question. If not, skip this section and go to section 4.0.

3.1	Are or will any of the following hazardous (CHEMICAL) wastes generated, handled, or disposed of (where applicable and allowed) on the property?

☐	Liquids	☐	Process sludges	☐	PCBs
☐	Solids	☐	Metals	☐	wastewater

3-2.	List and estimate the quantities of hazardous waste identified in Question 3-1 above.

HAZARDOUS (CHEMICAL) WASTE GENERATED	SOURCE	WASTE TYPE		APPROX. MONTHLY QUANTITY with units	DISPOSITION [e.g., off-site landfill, incineration, fuel blending scrap metal; wastewater neutralization (onsite or off-site)]
		RCRA listed (federal)	Non-RCRA (Calif-ornia ONLY or recycle)
		☐	☐
		☐	☐
		☐	☐
		☐	☐
		☐	☐
3-3.	Waste characterization by: Process knowledge ☐ EPA lab analysis ☐ Both ☐
3-4.	Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility if applicable. Attach separate pages as necessary. If not yet known, write “TBD.”

Hazardous Waste Transporter/Disposal Facility Name	Facility Location	Transporter (T) or Disposal (D) Facility	Permit Number

3-5.

Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment? NOTE: This does NOT mean fume hoods; examples include air scrubbers, cyclones, carbon or HEPA filters at building exhaust fans, sedimentation tanks, pH neutralization systems for wastewater, etc.

☐ Yes ☐ No

If YES, please list/describe:

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4.0	OTHER REGULATED WASTE (i.e., REGULATED BIOLOGICAL WASTE, referred to as “Medical Waste” in California)
4-1.	Will (or do) you generate medical waste? ☐ Yes ☐ No If NO, skip to Section 5.0.
4-2.	Check the types of waste that will be generated, all of which fall under the California Medical Waste Act:

☐	Contaminated sharps (i.e., if contaminated with ≥ Risk Group 2 materials)	☐	Animal carcasses	☐	Pathology waste known or suspected to be contaminated with ≥ Risk Group 2 pathogens)
☐	Red bag biohazardous waste (i.e., with ≥ Risk Group 2 materials) for autoclaving	☐	Human or non-human primate blood, tissues, etc. (e.g., clinical specimens)	☐	Trace Chemotherapeutic Waste and/or Pharmaceutical waste NOT otherwise regulated as RCRA chemical waste
4-3.	What vendor will be used for off-site autoclaving and/or incineration?

4-5.	Do you have a Medical Waste Permit for this site? ☐ Yes ☐ No, not required.

☐ No, but an application will be submitted.

5.0	UNDERGROUND STORAGE TANKS (USTS) & ABOVEGROUND STORAGE TANKS (ASTS)
5-1.

Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines used for the storage of petroleum products, chemicals, or liquid wastes present on site (lease renewals) or required for planned operations (new tenants)?     ☐ Yes   ☐ No

NOTE: If you will have your own diesel emergency power generator, then you will have at least one AST! [NOTE: If a backup generator services multiple tenants, then the landlord usually handles the permits.]

If  NO, skip to section 6.0. If YES, please describe capacity, contents, age, type of the USTs or ASTs, as well any associated leak detection/spill prevention measures. Please attach additional pages if necessary.

UST or AST	Capacity (gallons)	Contents	Year Installed	Type (Steel, Fiberglass, etc.)	Associated Leak Detection / Spill Prevention Measures*

*NOTE: The following are examples of leak detection / spill prevention measures: integrity testing, inventory reconciliation, leak detection system, overfill spill protection, secondary containment, cathodic protection.

5-2.	Please provide copies of written tank integrity test results and/or monitoring documentation, if available.
5-3.	Is the UST/AST registered and permitted with the appropriate regulatory agencies? ☐ Yes ☐ No, not yet

If YES, please attach a copy of the required permit(s). See Section 7-1 for the oversight agencies that issue permits, with the exception of those for diesel emergency power generators which are permitted by the local Air Quality District (Bay Area Air Quality Management District = BAAQMD; or San Diego Air Pollution Control District = San Diego APCD).

5-4.	If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked,

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please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

5-5.	If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the Property?

☐ Yes   ☐ No

If YES, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.).

5-6.	For Lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or wastes?

☐ Yes   ☐ No

For new tenants, are installations of this type required for the planned operations?   ☐ Yes   ☐ No

If YES to either question in this section 5-6, please describe.

6.0	ASBESTOS CONTAINING BUILDING MATERIALS

Please be advised that an asbestos survey may have been performed at the Property. If provided, please review the information that identifies the locations of known asbestos containing material or presumed asbestos containing material. All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials. Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

7.0	OTHER REGULATORY PERMITS/REQUIREMENTS

7-1.

Does the operation have or require an industrial wastewater permit to discharge into the local National Pollutant Discharge Elimination System (NPDES)? [Example: This applies when wastewater from equipment cleaning is routed through a pH neutralization system prior to discharge into the sanitary or lab sewer for certain pharmaceutical manufacturing wastewater; etc.] Permits are obtained from the regional sanitation district that is treating wastewater.

☐ Yes   ☐ No   ☐, but one will be prepared and submitted to the Landlord property management company.

If so, please attach a copy of this permit or provide it later when it has been prepared.

7-2.

Has a Hazardous Materials Business Plan (HMBP) been developed for the site and submitted via the State of California Electronic Reporting System (CERS)? [NOTE: The trigger limits for having to do this are ≥ 200 cubic feet if any one type of compressed gas(except for carbon dioxide and inert simple asphyxiant gases, which have a higher trigger limit of  ≥ 1,000 cubic feet); ≥ 55 gallons if any one type of hazardous chemical liquid; and ≥500 pounds of any one type of hazardous chemical solid. So a full-sixe gas cylinder and a 260-liter of liquid nitrogen are triggers! Don’t forget the diesel fuel in a backup emergency generator if  the diesel tank size is ≥ 55 gallons and it is permitted under the tenant (rather than  under the landlord).] NOTE: Each local Certified Unified Program Agency (CUPA) in California governs the HMBP process so start there. Examples: the CUPA for cities in San Mateo County is the County Environmental Health Department; the CUPA for the City of Hayward, CA is the Hayward Fire Department; the CUPA for Mountain View is the Mountain View Fire Department; and, the CUPA for San Diego is the County of San Diego Hazardous Materials Division (HMD),

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☐ Yes   ☐ No, not required.  ☐ No, but one will be prepared and submitted, and a copy will be provided to the landlord property management company.

If one has been completed, please attach a copy.  Continue to provide updated versions as they are completed. This is a legal requirement in that State law requires that the owner/operator of a business located on leased or rented real property shall notify, in writing, the owner of the property that the business is subject to and is in compliance with the Hazardous Materials Business Plan requirements (Health and Safety Code Chapter 6.95 Section 25505.1).

7-3.

NOTE: Please be advised that if you are involved in any tenant improvements that require a construction permit, you will be asked to provide the local city with a Hazardous Materials Inventory Statement (HMIS) to ensure that your hazardous chemicals fall within the applicable Fire Code fire control area limits for the applicable construction occupancy of the particular building.  The HMIS will include much of the information listed in Section 2-2.  Neither the landlord nor the landlord’s property management company expressly warrants that the inventory provided in Section 2-2 will necessarily meet the applicable California Fire Code fire control area limits for building occupancy, especially in shared tenant occupancy situations. It is the responsibility of the tenant to ensure that a facility and site can legally handle the intended operations and hazardous materials desired/ needed for its operations, but the landlord is happy to assist in this determination when possible.

CERTIFICATION

I am familiar with the real property described in this questionnaire. By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge. I also understand that Lessor will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

/s/ David Nagler

Signature:

David Nagler

Name:

Senior Vice President HR & Corporate Affairs

Title:

7/11/17

Date:

Telephone:

-6-	[Audentes Therapeutics, Inc.]

EXHIBIT F

FORM OF LETTER OF CREDIT

(Letterhead of a money center bank

acceptable to the Landlord)

FAX NO. [(___) ___-____] SWIFT: [Insert No., if any]	[Insert Bank Name And Address]
DATE OF ISSUE:
BENEFICIARY: [Insert Beneficiary Name And Address]	APPLICANT: [Insert Applicant Name And Address]
LETTER OF CREDIT NO.
EXPIRATION DATE: AT OUR COUNTERS	AMOUNT AVAILABLE: USD[Insert Dollar Amount] (U.S. DOLLARS [Insert Dollar Amount])

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. ___________ IN YOUR FAVOR FOR THE ACCOUNT OF [Insert Tenant's Name], A [Insert Entity Type], UP TO THE AGGREGATE AMOUNT OF USD[Insert Dollar Amount] ([Insert Dollar Amount] U.S. DOLLARS) EFFECTIVE IMMEDIATELY AND EXPIRING ON ___(Expiration Date)___ AVAILABLE BY PAYMENT UPON PRESENTATION OF YOUR DRAFT AT SIGHT DRAWN ON [Insert Bank Name] WHEN ACCOMPANIED BY THE FOLLOWING DOCUMENT(S):

1.	THE ORIGINAL OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT AND AMENDMENT(S), IF ANY.
2.	BENEFICIARY'S SIGNED STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF [Insert Landlord's Name], A [Insert Entity Type] ("LANDLORD") STATING THE FOLLOWING:

"THE UNDERSIGNED HEREBY CERTIFIES THAT THE LANDLORD, EITHER (A) UNDER THE LEASE (DEFINED BELOW), OR (B) AS A RESULT OF THE TERMINATION OF SUCH LEASE,  HAS THE RIGHT TO DRAW DOWN THE AMOUNT OF USD IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE "LEASE"), OR SUCH AMOUNT CONSTITUTES DAMAGES OWING BY THE TENANT TO BENEFICIARY RESULTING FROM THE BREACH OF SUCH LEASE BY THE TENANT THEREUNDER, OR THE TERMINATION OF SUCH LEASE, AND SUCH AMOUNT REMAINS UNPAID AT THE TIME OF THIS DRAWING."

OR

"THE UNDERSIGNED HEREBY CERTIFIES THAT WE HAVE RECEIVED A WRITTEN NOTICE OF [Insert Bank Name]'S ELECTION NOT TO EXTEND ITS STANDBY LETTER OF CREDIT NO. ___________ AND HAVE NOT RECEIVED A REPLACEMENT LETTER OF

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CREDIT WITHIN AT LEAST THIRTY (30) DAYS PRIOR TO THE PRESENT EXPIRATION DATE."

OR

"THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. ___________ AS THE RESULT OF THE FILING OF A VOLUNTARY PETITION UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE BY THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE "LEASE"), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING."

OR

"THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. ___________ AS THE RESULT OF AN INVOLUNTARY PETITION HAVING BEEN FILED UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE AGAINST THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE "LEASE"), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING."

OR

"THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. ________________ AS THE RESULT OF THE REJECTION, OR DEEMED REJECTION, OF THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED, UNDER SECTION 365 OF THE U.S. BANKRUPTCY CODE."

SPECIAL CONDITIONS:

PARTIAL DRAWINGS AND MULTIPLE PRESENTATIONS MAY BE MADE UNDER THIS STANDBY LETTER OF CREDIT, PROVIDED, HOWEVER, THAT EACH SUCH DEMAND THAT IS PAID BY US SHALL REDUCE THE AMOUNT AVAILABLE UNDER THIS STANDBY LETTER OF CREDIT.

ALL INFORMATION REQUIRED WHETHER INDICATED BY BLANKS, BRACKETS OR OTHERWISE, MUST BE COMPLETED AT THE TIME OF DRAWING.  [Please Provide The Required Forms For Review, And Attach As Schedules To The Letter Of Credit.]

ALL SIGNATURES MUST BE MANUALLY EXECUTED IN ORIGINALS.

ALL BANKING CHARGES ARE FOR THE APPLICANT'S ACCOUNT.

IT IS A CONDITION OF THIS STANDBY LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR A PERIOD OF ONE YEAR  FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE EXPIRATION DATE WE SEND YOU NOTICE BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE THAT WE ELECT NOT TO EXTEND THIS LETTER OF CREDIT FOR ANY SUCH ADDITIONAL PERIOD.  SAID NOTICE WILL BE SENT TO THE ADDRESS INDICATED ABOVE, UNLESS A CHANGE OF ADDRESS IS OTHERWISE NOTIFIED BY YOU TO US IN WRITING BY RECEIPTED MAIL OR COURIER. ANY NOTICE TO US WILL BE DEEMED EFFECTIVE ONLY UPON ACTUAL RECEIPT BY US AT OUR DESIGNATED OFFICE.  IN NO EVENT, AND WITHOUT FURTHER NOTICE FROM OURSELVES, SHALL THE EXPIRATION DATE BE EXTENDED BEYOND A FINAL EXPIRATION DATE OF ___ (120 days from the Lease Expiration Date).

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THIS LETTER OF CREDIT MAY BE TRANSFERRED SUCCESSIVELY IN WHOLE OR IN PART ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF A NOMINATED TRANSFEREE ("TRANSFEREE"), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE IS IN COMPLIANCE WITH ALL APPLICABLE U.S. LAWS AND REGULATIONS.  AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S) IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR TRANSFER FORM (AVAILABLE UPON REQUEST) AND PAYMENT OF OUR CUSTOMARY TRANSFER FEES, WHICH FEES SHALL BE PAYABLE BY APPLICANT (PROVIDED THAT BENEFICIARY MAY, BUT SHALL NOT BE OBLIGATED TO, PAY SUCH FEES TO US ON BEHALF OF APPLICANT, AND SEEK REIMBURSEMENT THEREOF FROM APPLICANT).  IN CASE OF ANY TRANSFER UNDER THIS LETTER OF CREDIT, THE DRAFT AND ANY REQUIRED STATEMENT MUST BE EXECUTED BY THE TRANSFEREE AND WHERE THE BENEFICIARY'S NAME APPEARS WITHIN THIS STANDBY LETTER OF CREDIT, THE TRANSFEREE'S NAME IS AUTOMATICALLY SUBSTITUTED THEREFOR.

ALL DRAFTS REQUIRED UNDER THIS STANDBY LETTER OF CREDIT MUST BE MARKED: ''DRAWN UNDER [Insert Bank Name] STANDBY LETTER OF CREDIT NO. ___________."

We hereby agree with you that if drafts are presented to [Insert Bank Name] under this Letter of Credit at or prior to [Insert Time – (e.g., 11:00 AM)], on a business day, and provided that such drafts presented conform to the terms and conditions of this Letter of Credit, payment shall be initiated by us in immediately available funds by our close of business on the succeeding business day.  If drafts are presented to [Insert Bank Name] under this Letter of Credit after [Insert Time – (e.g., 11:00 AM)], on a business day, and provided that such drafts conform with the terms and conditions of this Letter of Credit, payment shall be initiated by us in immediately available funds by our close of business on the second succeeding business day.  As used in this Letter of Credit, "business day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the state of California are authorized or required by law to close.  If the expiration date for this Letter of Credit shall ever fall on a day which is not a business day then such expiration date shall automatically be extended to the date which is the next business day.

Presentation of a drawing under this Letter of Credit may be made on or prior to the then current expiration date hereof by hand delivery, courier service, overnight mail, or facsimile.  Presentation by facsimile transmission shall be by transmission of the above required sight draft drawn on us together with this Letter of Credit to our facsimile number, [Insert Fax Number – (___) ___-____], attention:  [Insert Appropriate Recipient], with telephonic confirmation of our receipt of such facsimile transmission at our telephone number [Insert Telephone Number – (___) ___-____] or to such other facsimile or telephone numbers, as to which you have received written notice from us as being the applicable such number.  We agree to notify you in writing, by NATIONALLY RECOGNIZED OVERNIGHT courier service, of any change in such direction.  Any facsimile presentation pursuant to this paragraph shall also state thereon that the original of such sight draft and Letter of Credit are being remitted, for delivery on the next business day, to [Insert Bank Name] at the applicable address for presentment pursuant to the paragraph FOLLOWINg this one.

WE HEREBY ENGAGE WITH YOU THAT ALL DOCUMENT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS STANDBY LETTER OF CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT AT OUR OFFICE LOCATED AT [Insert Bank Name], [Insert Bank Address], ATTN: [Insert Appropriate Recipient], ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT, ___(Expiration Date)___.

IN THE EVENT THAT THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT IS LOST, STOLEN, MUTILATED, OR OTHERWISE DESTROYED, WE HEREBY AGREE TO ISSUE A DUPLICATE ORIGINAL HEREOF UPON RECEIPT OF A WRITTEN REQUEST FROM YOU AND A CERTIFICATION BY YOU

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(PURPORTEDLY SIGNED BY YOUR AUTHORIZED REPRESENTATIVE) OF THE LOSS, THEFT, MUTILATION, OR OTHER DESTRUCTION OF THE ORIGINAL HEREOF.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE "INTERNATIONAL STANDBY PRACTICES" (ISP 98) INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 590).

Very truly yours,

(Name of Issuing Bank)

By:

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LEASE

BRITANNIA GATEWAY BUSINESS PARK

BRITANNIA GATEWAY II LIMITED PARTNERSHIP,

a Delaware limited partnership,

as Landlord,

and

AUDENTES THERAPEUTICS, INC.,

a Delaware corporation,

as Tenant.

[Audentes Therapeutics, Inc.]

TABLE OF CONTENTS

Page

1.	PREMISES, BUILDING, PROJECT, AND COMMON AREAS5
2.	LEASE TERM; OPTION TERM6
3.	BASE RENT 6
4.	ADDITIONAL RENT6
5.	USE OF PREMISES11
6.	SERVICES AND UTILITIES16
7.	REPAIRS 17
8.	ADDITIONS AND ALTERATIONS17
9.	COVENANT AGAINST LIENS 19
10.	INSURANCE19
11.	DAMAGE AND DESTRUCTION21
12.	NONWAIVER 22
13.	CONDEMNATION 23
14.	ASSIGNMENT AND SUBLETTING23
15.	SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES26
16.	HOLDING OVER 27
17.	ESTOPPEL CERTIFICATES 27
18.	SUBORDINATION 28
19.	DEFAULTS; REMEDIES28
20.	COVENANT OF QUIET ENJOYMENT 30
21.	SECURITY DEPOSIT 30
22.	COMMUNICATIONS AND COMPUTER LINE 30
23.	SIGNS30
24.	COMPLIANCE WITH LAW 31
25.	LATE CHARGES 31
26.	LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT32
27.	ENTRY BY LANDLORD 32
28.	TENANT PARKING 32
29.	MISCELLANEOUS PROVISIONS32

EXHIBITS

AOUTLINE OF PREMISES

BTENANT WORK LETTER

CFORM OF NOTICE OF LEASE TERM DATES

DFORM OF TENANT'S ESTOPPEL CERTIFICATE

EENVIRONMENTAL QUESTIONNAIRE

FFORM OF LETTER OF CREDIT

(i)	[Audentes Therapeutics, Inc.]

Page

(ii)	[Audentes Therapeutics, Inc.]

INDEX

Page(s)

Abatement Event32

Accountant12

Advocate Arbitrators6

Alterations19

Base Building37

Base Rent7

Brokers42

Building4

Common Areas4

Comparable Buildings6

Comparable Transactions5

Concessions6

Contemplated Effective Date27

Contemplated Transfer Space26

Direct Expenses8

Eligibility Period32

Estimate12

Estimate Statement12

Estimated Direct Expenses12

Existing Hazardous Materials15

Expense Year8

Fair Rental Value,5

Force Majeure41

Intention to Transfer Notice26

Landlord1

Landlord Parties21

Landlord Repair Notice23

L‑C33

L‑C Amount33

Lease1

Lease Commencement Date5

Lease Expiration Date5

Lease Term5

Lease Year5

Lines36

Mail41

Net Worth28

Neutral Arbitrator6

Nine Month Period27

Notices41

Objectionable Name37

Operating Expenses8

Option Rent5

Original Improvements22

Outside Agreement Date6

Permitted Capital Expenses8

Premises4

Project,4

Reminder Notice19, 25

Sign Specifications37

(lxxii)	[Audentes Therapeutics, Inc.]

Page(s)

Statement12

Subject Space25

Summary1

Tax Expenses11

Tenant1

Tenant Work Letter4

Tenant's Accountant12

Tenant's Share11

Transfer Notice25

Transferee25

(lxxiii)	[Audentes Therapeutics, Inc.]